Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257292

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 30, 2021)

ELECTRAMECCANICA VEHICLES CORP.

Up to $200,000,000 of Common Shares

We entered into a sales agreement, dated September 30, 2021, with Stifel, Nicolaus & Company, Incorporated (“Stifel”) as sales agent, and Roth Capital Partners, LLC (“Roth”, and together with Stifel, the “Agents”) as sales agent, for whom Stifel is acting as representative, relating to our common shares offered by the prospectus supplement dated September 30, 2021 and the accompanying prospectus dated June 30, 2021. In accordance with the sales agreement we may offer and sell common shares having an aggregate offering price of up to $200,000,000 from time to time through the Agent selected by us, as applicable and as discussed in more detail below. This prospectus supplement should be read in conjunction with the accompanying prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying prospectus. This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the accompanying prospectus, and any future amendments or supplements thereto.

Our common shares are listed on the Nasdaq Capital Market under the symbol “SOLO”. On September 29, 2021, the last reported sales price of our common shares on the Nasdaq Capital Market was $3.58 per share.

We completed a two-for-one reverse stock split on May 15, 2018. All share and per share information in this prospectus supplement and the accompanying prospectus has been adjusted to reflect this reverse stock split.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by the Agent designated by us in a placement notice (a “Designated Agent”) by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or on any other existing trading market for the common shares, and, if expressly authorized by our Company, in negotiated transactions. The Designated Agent will not be permitted to purchase common shares for its own account as principal unless expressly authorized by us to do so in a placement notice. If we and the Designated Agent agree on any method of distribution other than sales of our common shares over the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. None of our common shares will be offered or sold in Canada under this prospectus supplement and the accompanying prospectus. The Designated Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Designated Agent will be entitled to a placement fee of 2.70% of the gross sales price per share sold. In connection with the sale of our common shares on our behalf, the Designated Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Designated Agent will be deemed to be underwriting commissions or discounts.

In reviewing this prospectus supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page S-1 as well as the matters described under the caption “Risk Factors” beginning on page 21 of the accompanying prospectus and in the documents incorporate by reference herein and therein.

We are an “emerging growth company”, as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if either this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sales Agents

Stifel	Roth Capital Partners

The date of this prospectus supplement is September 30, 2021.

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering by us. This prospectus supplement and any free writing prospectus filed by us (unless otherwise specifically stated therein) may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us together with the information described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and any additional information you may need to make your investment decision.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and Canada, as applicable. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying prospectus. See the section titled “Material Income Tax Information” in this prospectus supplement.

The registration statement that contains the accompanying prospectus (SEC File No. 333-257292) (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about us and the securities offered hereby that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement titled “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any amendments or supplements thereto or any free writing prospectus prepared by or on our behalf. Neither we, nor the Agents, have authorized any other person to provide you with different or additional information. Neither we, nor the Agents, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Agents are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus supplement, neither we nor the Agents have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless the context otherwise requires, in this prospectus supplement the term(s) “we”, “us”, “our”, “Company”, “our company”, “ElectraMeccanica” and “our business” refer to ElectraMeccanica Vehicles Corp.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contain statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will” or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Such forward-looking statements may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, the number and timing of building pre-mass production vehicles, the projection of timing and delivery of SOLOs, or Tofinos, if developed, in the future, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: our ability to build pre-mass production vehicles and to begin production deliveries within certain timelines; our expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with our current expectations; production of SOLOs and Tofinos, if developed, meeting expectations and being consistent with estimates; equipment operating as anticipated; there being no material variations in the current regulatory environment; and our ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in this prospectus supplement and documents incorporated by reference, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

•	general economic and business conditions, including changes in interest rates;
•	prices of other electric vehicles, costs associated with manufacturing electric vehicles and other economic conditions;
•	natural phenomena (including the current COVID-19 pandemic);
•	actions by government authorities, including changes in government regulation;
•	uncertainties associated with legal proceedings;
•	changes in the electric vehicle market;
•	future decisions by management in response to changing conditions;
•	our ability to execute prospective business plans;
•	misjudgments in the course of preparing forward-looking statements;
•	our ability to raise sufficient funds to carry out our proposed business plan;
•	consumers’ willingness to adopt three-wheeled single seat electric vehicles;

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•	declines in the range of our electric vehicles on a single charge over time may negatively influence potential customers’ decisions to purchase such vehicles;
•	developments in alternative technologies or improvements in the internal combustion engine;
•	inability to keep up with advances in electric vehicle technology;
•	inability to design, develop, market and sell new electric vehicles and services that address additional market opportunities;
•	dependency on certain key personnel and any inability to retain and attract qualified personnel;
•	inexperience in mass-producing electric vehicles;
•	inability to reduce and adequately control operating costs;
•	failure of our vehicles to perform as expected;
•	inexperience in servicing electric vehicles;
•	inability to succeed in establishing, maintaining and strengthening the ElectraMeccanica brand;
•	disruption of supply or shortage of raw materials;
•	the unavailability, reduction or elimination of government and economic incentives;
•	failure to manage future growth effectively; and
•	labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus supplement and the accompanying prospectus and other documents that we may file from time to time with the securities regulators.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our historical financial statements and related notes, to understand our business, the common shares and the other considerations that are important to your decision to invest in the common shares. You should pay special attention to the “Risk Factors” section beginning on page S-1 of this prospectus supplement and on page 21 of the accompanying prospectus.

All references to “$” or “dollars” are expressed in Canadian dollars unless otherwise indicated.

Overview

We are a development-stage electric vehicle, or “EV”, manufacturer company located in Vancouver, British Columbia, Canada. Our initial product line targets urban commuters, commercial fleets/deliveries and shared mobility seeking to commute in an efficient, cost-effective and environmentally friendly manner.

General

Our first flagship EV is the “SOLO”, a single seat vehicle, of which we have built 64 prototype vehicles in-house as of September 30, 2021 and 60 pre-production vehicles with our manufacturing partner, Chongqing Zongshen Automobile Industry Co., Ltd. (“Zongshen”). We have used some of these pre-mass production vehicles as prototypes and for certification purposes, have delivered some to customers and have used others as test drive models in our showroom. We believe our schedule to mass produce EVs, combined with our subsidiary, Intermeccanica International Inc.’s (“Intermeccanica”), 62-year history of automotive design, manufacturing and deliveries of motor vehicles to customers, significantly differentiates us from other early and development stage EV companies.

We launched commercial production of our SOLO on August 26, 2020. For the quarter ended June 30, 2021, we have produced 23 SOLOs for a total of 53 SOLOs since we launched production. We currently have 19 retail stores located in California, Arizona, Oregon, Washington and Colorado. Deliveries will be made to key markets along the U.S. west coast as the Company continues to expand. The Company has targeted October 4, 2021 to commence deliveries to initial customers.

On September 16, 2020, we announced plans to produce an alternative “cargo and fleet” version of our flagship SOLO EV and debuted the SOLO alternative version at the ACT Expo in Long Beach on August 31, 2021.

To support our production, we have entered into a “Manufacturing Agreement” with Zongshen, acting through its wholly-owned subsidiary. Zongshen is an affiliate of Zongshen Power Machinery Co., Ltd., a large-scale scientific and technical enterprise which designs, develops, manufactures and sells a diverse range of motorcycles and motorcycle engines in China. Zongshen has previously purchased common shares and warrants to purchase common shares from us, and beneficially owns approximately 2.4% of our common shares.

On March 16, 2021, we announced that we had selected Mesa, Arizona, as the site for the establishment of our U.S. based assembly facility and engineering technical center. On May 12, 2021, we celebrated the official groundbreaking of the assembly facility and engineering technical center. The intended 235,000 square foot facility is to be located on 18 acres of land adjacent to the Phoenix-Mesa Gateway airport. The building is expected to include an assembly and manufacturing plant, a research center, 22,000 square feet of office space and 19,000 square feet of lab space. In this respect we plan to use an asset-light model in the facility’s development, whereby the building will be leased from the land owner and developer. The building is being designed by the architectural firm, Ware Malcomb, and is being engineered by Hunter Engineering with Willmeng Construction acting as the facility’s general contractor. When operational, it is expected that facility will have a production capacity of up to 20,000 vehicles per year and employ upwards of 200 to 500 people. The current completion date is targeted for some time during 2022.

We have another EV candidate in early design development stage, the “Tofino”, an all-electric, two-seater roadster.

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We have devoted substantial resources to create an affordable EV which brings significant performance and value to our customers. To this end, we envision the SOLO carrying a manufacturer’s suggested retail price of $18,500, prior to any surcharge to cover tariffs (discussed below), and being powered by a high-performance electric rear drive motor which enables the SOLO to achieve:

•	a top speed of 80 mph and an attainable cruise speed of 68 mph resulting from its lightweight aerospace composite chassis;
•	acceleration from 0 mph to 60 mph in approximately ten seconds; and
•	a range of up to 100 miles generated from a lithium-ion battery system that requires up to four hours of charging time on a 220-volt charging station (up to eight hours from a 110-volt outlet) that utilizes approximately 8.64 kW/h..

Unique to Canada, the SOLO is under the three-wheeled vehicle category and is subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations. See “Government Regulation” herein.

For sale into the United States, we and our vehicles must meet the applicable provisions of the U.S. Code of Federal Regulations (“CFR”) Title 49 —Transportation. Since the U.S. regulations do not have a specific class for three-wheeled “autocycles”, the SOLO falls under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571. However, currently a motorcycle license is not required to drive them in all but the States of Alaska, Florida, New York and Massachusetts. Motorcycle helmets must be worn while operating in the States of New York and Massachusetts. Helmets are also required if the driver is under 18 years old in the States of Alaska, Montana, Colorado and New Hampshire. See “Government Regulation” herein.

Potential Impact of the COVID-19 Pandemic

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 11, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19.

Our manufacturing partner, Zongshen, reports that its operations have not been materially affected at this point, and with our partner Zongshen we have begun producing the SOLO for targeted deliveries to customers sometime in 2021. However, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our and Zongshen’s operations, and on the global economy as a whole. Government-imposed restrictions on travel and other “social-distancing” measures, such as restrictions on assemblies of groups of persons, have potential to disrupt supply chains for parts and sales channels for our products, and may result in labor shortages.

It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. We will continue to monitor the COVID-19 situation closely, and intend to follow health and safety guidelines as they evolve.

Potential Impact of Tariffs

An ongoing trade dispute between the United States and China could increase the proposed sales price of our products or decrease our profits, if any. In June 2018, the previous U.S. administration imposed tariffs on $34 billion of Chinese exports, including a 25% duty on cars built in China and shipped to the United States. Following the imposition of these tariffs, China imposed additional tariffs on U.S. goods manufactured in the United States and exported to China. Subsequently, the U.S. administration indicated that it may impose tariffs on up to US$500 billion of goods manufactured in China and imported into the United States. These tariffs may escalate a nascent trade war between China and the United States. This trade conflict could affect our business because we intend to mass produce the SOLO in China and our intended principal market is the west coast of North America. If a trade war were to escalate, or if tariffs were imposed on any of our products, we could be forced to increase the proposed sales price of such products or reduce the margins, if any, on such products.

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Recently, U.S. Customs and Border Protection ruled that the SOLO has a classification under the Harmonized Tariff Schedule of the United States that applies to passenger vehicles for less than 10 people with only electric motors. The total applicable duty for this classification was recently raised to 27.5% (2.5% is a “most-favored-nation” tariff for this classification and 25% derives from this classification being on the China 301 List 1). As indicated above, we envision that the base purchase price for our SOLO will be approximately US$18,500. As the landscape for tariffs involving imports to the United States from the People’s Republic of China (the “PRC”) has been changing over the past year, and may change again, we have not determined how to adjust the base purchase price in the United States in response to the recent tariff increase.

On January 15, 2020, the United States and the PRC signed an Economic and Trade Agreement commonly referred to as the “Phase 1 Trade Agreement”, which came into force on February 14, 2020. Notwithstanding the coming into force of the Phase 1 Trade Agreement, the United States will maintain its tariffs on cars built in China and shipped to the United States.

Corporate Structure and Principal Executive Offices

We were incorporated on February 16, 2015 under the laws of British Columbia, Canada, and have a December 31st fiscal year end. As of September 29, 2021, we had 114,944,673 common shares outstanding.

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our telephone number is (604) 428-7656. Our website address is www.electrameccanica.com. Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

We have five subsidiaries: Intermeccanica, a British Columbia, Canada, corporation; EMV Automotive USA Inc., a Nevada corporation; SOLO EV LLC, a Michigan limited liability company; ElectraMeccanica USA LLC, an Arizona limited liability company; and EMV Automotive Technology (Chongqing) Ltd., a People’s Republic of China corporation.

Additional information related to us is available on SEDAR at www.sedar.com and www.electrameccanica.com. We do not incorporate the contents of our website or of sedar.com into this prospectus or the Registration Statement. Information on our website does not constitute part of this prospectus or the Registration Statement.

Strategy

Our near-term goal is to commence and expand sales of the SOLO while continuing to develop our other EVs. We intend to achieve this goal by:

•	Began commercial production of the SOLO: Zongshen, our manufacturing partner, began production of the SOLO on August 26, 2020 with targeted deliveries to initial customers on October 4, 2021;
•	Increasing orders for our EVs: We have an online reservation system which allows a potential customer to reserve a SOLO by paying a refundable $250 deposit and a Tofino by paying a refundable CAD$1,000 deposit. Once reserved, the potential customer is allocated a reservation number and, although we cannot guarantee that such pre-orders will become binding and result in sales, we intend to fulfill the reservations as the respective vehicles are produced. We maintain certain refundable deposits from various individuals for SOLOs and Tofinos;
•	Having sales and services supported by local corporate stores: We will monitor all cars in real time via telematics which provides early warning of potential maintenance issues; and

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•	Expanding our product offering: In parallel with the production and sale of the SOLO, we aim to continue the development of our other proposed products, including the Tofino, a two-seater sports car in the expected price range of $50,000 to $60,000.

We have achieved our pre-order book through an online “direct sales to customers and corporate sales” platform, as well as a showroom at our headquarters in Vancouver, British Columbia, Canada. Additionally, we have a service and distribution center in Studio City, California. We plan on expanding the corporate retail stores model and will be opening retail stores in key urban areas. We currently have 19 retail stores located in California, Arizona, Oregon, Washington and Colorado.

We will continue to identify other retail targets in additional regions. The establishment of stores will depend on regional demand, available candidates and local regulations. Our vehicles will initially be available directly from us. We plan to only establish and operate corporate stores in those states in the United States that do not restrict or prohibit certain retail sales models by vehicle manufacturers.

Marketing and Sales Plan

We recognize that marketing efforts must be focused on customer education and establishing brand presence and visibility which is expected to allow our vehicles to gain traction and subsequently gain increases in orders. Our marketing and promotional efforts emphasize the SOLO’s image as an efficient, clean and attainable EV for the masses to commute on a daily basis, for commercial fleets/deliveries and for shared mobility.

A key point to the marketing plan is to target metropolitan areas with high population density, expensive real estate, high commuter traffic load and pollution levels which are becoming an enormous concern. Accordingly, our management has identified California, Washington, Oregon, Arizona, Colorado and Southern Florida as areas with cities that fit the aforementioned criteria, and we have plans to seek out suitable locations for additional stores there.

We plan to develop a marketing strategy that will generate interest and media buzz based on the SOLO’s selling points. Key aspects of our marketing plan include:

•	Digital marketing: Organic engagement and paid digital marketing media with engaging posts aimed to educate the public about EVs and develop interest in our SOLO;
•	Earned media: We have already received press coverage from several traditional media sources and expect these features and news stories to continue as we embark on our commercial launch;
•	Investor Relations/Press Releases: Our in-house investor relations team will provide media releases/kits for updates and news on our progress;
•	Industry shows and events: We displayed the SOLO at the Vancouver International Autoshow in March 2017, the Consumer Electronics Show in Las Vegas in January 2018 and the Vancouver International Autoshow in March 2018 and 2019. Promotional merchandise giveaways are expected to enhance and further solidify our branding in consumer minds. In October 2020 we hosted the “First Look & Drive” media event in Santa Monica, California, and during March 2021 we showcased the SOLO at Barrett Jackson in Scottsdale, Arizona. In August/September of 2021 we showcased the SOLO and SOLO Cargo version at the ACT Expo in Long Beach, California. Computer stations and payment processing software will be readily on hand at such events to accept SOLO reservations; and
•	First-hand experience: Test-drives and/or public viewings are available at our existing stores in the Vancouver downtown core, Arizona, California, Oregon and soon in Colorado and Washington.

We anticipate that our marketing strategy and tactics will evolve over time as our SOLO gains momentum and we identify appropriate channels and media that align with our long-term objectives. In all of our efforts we plan to focus on the features that differentiate our SOLO from the existing EVs in the market.

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Products

The Solo

We created the SOLO’s first prototype in September of 2016. Since the completion of the prototype, our engineers and designers have devoted significant efforts to provide the SOLO with an appealing design and have engaged in proprietary research and development leading to a high-performance electric rear drive motor.

The SOLO has a suggested retail purchase price of $18,500 and features a lightweight chassis to allow for a top speed of 80/mph, an attainable cruise speed of 68/mph and is able to go from 0/mph to 60/mph in approximately 10 seconds. Our SOLO features a lithium-ion battery system that requires only up to four hours of charging time on a 220-volt charging station or up to eight hours from a 110-volt outlet. The lithium battery system utilizes approximately 8.64 kW/h for up to 100 miles in range. We will be offering a warranty package for two years for the SOLO and five years/45,000 miles for the battery. For additional warranty information refer to https://www.electrameccanica.com/warranty/. Standard equipment in the SOLO includes, but is not limited to the following:

•	LCD Digital Instrument Cluster;
•	Power Windows, Power Steering and Power Brakes;
•	AM/FM Stereo with Bluetooth/CD/USB;
•	Rear view backup camera;
•	Air conditioning;
•	Heated seats;
•	Heater and defogger; and
•	Keyless remote entry.

The Solo Cargo

In September 2020 we announced our plans to produce an alternative “cargo and fleet” version of our flagship SOLO EV, however, at this time we do not know when such will become available. This modified vehicle is being developed based on direct input from potential commercial and fleet partners and will be equipped with a stylish and functional cargo “cap”, offering additional capacity and versatility to suit a variety of different, single-occupant commercial and utility fleet applications. Our engineers and designers have devoted efforts to provide the “SOLO Cargo” with an appealing design and have engaged in proprietary research and development leading to a high-performance electric rear drive motor.

The SOLO Cargo is expected to have the similar features as the SOLO; however, we anticipate that there will be some additional fleet technology and features that the customer would be able to add to the SOLO Cargo . In addition, the terms of any warranty for the SOLO Cargo have not been determined at this time.

The Tofino

We announced on March 28, 2017, at the Vancouver International Auto Show, that we intended to build the Tofino; an all-electric, two-seater roadster representing an evolution of the Intermeccanica Roadster. We are designing the Tofino to be equipped with a high-performance, all-electric motor. The Tofino is still in early design stage development.

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Sources and Availability of Raw Materials

We continue to source duplicate suppliers for all of our components and, in particular, we are currently sourcing our lithium batteries from Panasonic, Samsung and LT Chem. Lithium is subject to commodity price volatility which is not under our control and could have a significant impact on the price of lithium batteries.

At present we are subject to the supply of our chassis from one supplier for the production of the SOLO. We are exploring additional suppliers of the chassis to mitigate the risk of depending on only one supplier.

Patents and Licenses

We have filed patent and design applications for inventions and designs that our legal counsel deems necessary to protect our products. We do not rely on any licenses from third-party vendors at this time.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property.  To accomplish this we rely on a combination of patent and design applications and registrations, trade secrets, including know-how, employee and third-party non-disclosure agreements, copyright, trademarks and other contractual rights to establish and protect our proprietary rights in our technology and other intellectual property. As at September 30, 2021, we have 14 issued design registrations, 16 pending invention patent applications and three granted invention patents in specific countries which we consider core to our business in a broad range of areas related to the design of the SOLO and its powertrain. Additionally, and pursuant to our Manufacturing Agreement with Zongshen, legal title has transferred for 24 granted Chinese design registrations from Chongqing Zongshen Institute of Innovation and Technology Co., Ltd. to EMV Automotive Technology (Chongqing) Inc., our wholly-owned subsidiary.  We intend to continue to file additional patent and design applications with respect to our technology and designs. Examination is proceeding with our pending patent applications, but it is not yet clear whether these applications will result in the issuance of patents or whether the examination process will require us to narrow our claims such that, even if patents are granted, they might not provide us with adequate protection.

Trademarks

We have recently revised our Brand Guidelines, removing the space between “ELECTRA” and “MECCANICA”, such that, with the next generation SOLO vehicle we will operate under the trademark “ELECTRAMECCANICA SOLO.” Now that the Brand Guidelines have been used on SOLO vehicles placed into U.S. commerce, we have filed applications for registration of ElectraMeccanica, SOLO and the stylized design of: ELECTRA MECCANICA (with the “ELECTRA” above the “MECCANICA” as it appears on the side of the SOLO vehicle). Those U.S. trademark applications are pending.

We will continue to maintain the mark “ELECTRA MECCANICA SOLO” which is registered in Canada, China, the European Union and Japan, and which is the subject of pending applications in the United States. We have also registered the trademark “ELECTRA MECCANICA TOFINO” in Canada, Japan, the European Union and China, and we have applied to register the trademark in the United States.

We have filed “intent-to-use” trademark applications in the United States for ELECTRAMECCANICA RETRO E, SOLO SHARE, SOLO SHARE PODS, SOLO SHARING PODS, SOLO SHARING and SOLO ECOSYSTEM. These applications are pending with the U.S. Patent and Trademark Office.

We have additional trademark registrations and pending applications for trademarks (other than those noted above) in Canada, China, Japan, the United States and the European Union. As of September 30, 2021, there is one pending application in Canada, three pending applications in China and eleven pending applications in the United States. There is also an additional registration in each of the European Union, China and Japan for the trademark “MONSTERRA”. We also own six registrations in each of the European Union and Japan and we own 41 registrations in China.

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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Industry Overview

Investment in clean technology has been trending upwards for several years as nations, governments and societies overall become more aware of the damaging effects that pollution and greenhouse gas emissions have on the environment. In an attempt to prevent and/or slow-down these damaging effects and create a more sustainable environment, consumers have taken to exploring and purchasing clean technology while nations and government agencies have undertaken programs to reduce greenhouse gas emissions, contribute funding into research and development in clean technology and offer incentives/rebates for clean technology investments by businesses and consumers. EVs are a growing segment of this clean technology movement.

EV is a broad term for vehicles that do not solely operate on gas or diesel. Within this alternative vehicle group there are sub-categories of alternative vehicles that utilize different innovative technologies such as: (i) battery electric vehicles (“BEV”s); (ii) fuel-cell electric vehicles (“FCV”s) and (iii  plug-in hybrid electric vehicles (“PHEV”s).

BEVs draw on power from battery management systems to power electric motors instead of from an internal combustion engine, a fuel cell or a fuel tank. The Nissan Leaf, Tesla Model S and our vehicles are BEVs.

FCVs typically utilize a hydrogen fuel cell that, along with oxygen from the air, converts chemical energy into electricity which powers the vehicle’s motor. Emissions from FCVs are water and heat, hence making FCVs true zero-emission vehicles. The Honda Clarity, Hyundai Tucson and Toyota Mirai are examples of FCVs.

PHEVs are the hybrid vehicles that have both an electric motor and an internal combustion engine. A PHEV can alternate between using electricity while in its all-electric range and relying on its gas-powered engine. The Chevrolet Volt and the Toyota Prius are examples of PHEVs.

The popularity of EVs have also been met with difficulties in charging convenience. There are far more gas stations available than public EV charging stations. The convenience and availability of public EV charging stations may prove to be an obstacle of mass adoption of EVs.

Consumers may be afraid that their EVs may run out of charge while they are out on the road and this fear is recognized by the public and has been popularized with the term “range anxiety”. Despite this fear, the distance travelled by most urban commuters is a lot lower than the typical range of an EV. Data from Statistics Canada’s National Household Survey in 2011 reported the average Canadian takes 25 minutes to commute to work.

There currently exists different categories of charging stations depending on the voltage they provide. EV owners can often charge at home on a regular 110-volt outlet which may take between 10 hours to 20 hours depending on the model and make of the EV. This type of outlet and charging is termed level 1 charging. Level 2 charging means the voltage at the charging station is typically around 240 volts and this type of outlet is usually available at public charging stations, shopping malls and big box retailer parking lots, and even located in certain residential hi-rises. Charging at a level 2 station typically cuts down the level 1 charge time in half and may require a small fee for the service which may vary depending on the provider and the location.

Global EV Market

EVs have been around for over 100 years but have only recently gained widespread adoption and public interest due to open discussions of greenhouse gas emission levels, government and international policies on climate change and pollution, increased literature on EVs, fluctuating fuel costs and improved battery management systems and EV range. In addition, the market for electric vehicles has experienced significant growth in recent years due to consumer demand for vehicles that achieve greater fuel efficiency and lower environmental emissions without sacrificing performance.

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Traditional automotive manufacturers have entered into the EV market to capitalize on its growth. The majority of growth in the EV market has been led by the following EV models: the Nissan Leaf, the Honda Clarity (PHEV), the Toyota Prius (PHEV), the Tesla Model 3 and the Mitsubishi Outlander (PHEV). Four of the five models above are made by traditional automotive manufacturers, and the fifth is made by Tesla Motors, one of several manufacturers that are solely devoted to the manufacturing of EVs.

Oil was the predominant energy source in the transport sector, providing 92% of final energy over the past decade, down only two percentage points from 1973. Increased demand for transport for people and goods called for more oil use, which was accompanied by increased carbon dioxide (CO2) emissions. Today the transport sector is responsible for nearly one-quarter of global energy-related direct CO2 emissions and is a significant contributor to air pollution. Global and local objectives and commitments to improve climate and air quality underscore that the transport sector has a critical role to play.

Even with the ongoing dominance of oil products in transport, these drivers drove rapid change. Over the last decade momentum accelerated to deploy a range of powertrains and alternative fuels. The 2010s were ground breaking for the introduction of electric vehicles and to shape a promising nascent market. Electrification is a key technological strategy to reduce air pollution in densely populated areas and a promising option to contribute to countries’ energy diversification and greenhouse gas (“GHG”) emissions reduction objectives. Electric vehicle benefits include zero tailpipe emissions, better efficiency than internal combustion engine vehicles and large potential for GHG emissions reduction when coupled with a low-carbon electricity sector.

North American EV Market

Our primary market is North America, with a focus on the west coast of the United States – especially California. As of December  2019, cumulative registrations of plug-in electric passenger cars totaled 668,827 units, making California the leading plug-in market in the U.S. While the state represents about 10% of nationwide new car sales, California has accounted for almost half of cumulative plug-in sales in the American market. Plug-in electric cars represented about 0.5% of the passenger fleet on California's roads by September 2015.

Until December 2014, California not only had more plug-in electric vehicles than any other American state but also more than any other country in the world. In 2015 only two countries, Norway (22.4%) and the Netherlands (9.7%), achieved a higher plug-in market share than California. Sales of plug-in electric cars in the state passed the 200,000 unit milestone in March 2016. By November 2016, with about 250,000 plug-in cars sold in the state since 2010, China was the only country market that exceeded California in cumulative plug-in electric car sales. Cumulative plug-in car registrations achieved the 500,000 unit milestone by the end of November 2018.

Annual registrations of plug-in electric vehicles in California increased from 6,964 units in 2011 to 20,093 in 2012, and reached 42,545 units in 2013. In 2014, California's plug-in car market share reached 3.2% of total new car sales in the state, up from 2.5% in 2013, while the national plug-in market share in 2014 was 0.71%. The state's plug-in market share fell to 3.1% in 2015, with the plug-in hybrid segment dropping from 1.6% in 2014 to 1.4%, while the all-electric segment increased to 1.7% from 1.6% in 2014. Still, California's market share was 4.7 times higher than the U.S. market (0.66%), and registrations of plug-in electric cars in the state in 2015 represented 54.5% of total plug-in car sales in the U.S. that year.

California's plug-in car market share rose to 3.5% of new car sales in 2016, while the U.S. take-rate was 0.90%. In 2017, California's plug-in market share reached 4.8%, while the national share was 1.13%. Also, in 2017, the state's plug-in segment market share surpassed the take-rate of conventional hybrids (4.6%) for the first time.

The plug-in market share rose to 7.8% in 2018, again ahead of conventional hybrids (4.2%), with the all-electric segment reaching for the first time a higher share than conventional hybrids. In addition, the combined market share of pure electrics and plug-in hybrids surpassed the maximum share ever achieved by conventional hybrids by 6.9% in 2013. The electrified segment attained a record 11.9% market share, passing the 10% mark for the first time. The combined take-rate of plug-in cars in California slightly declined to 7.7% in 2019, while the market share of conventional hybrids rose to 5.5% from 4.2% in 2018. While the share of all electric cars rose to 5.3%, the rate of plug-in hybrids fell to 2.4% from 3.1% in 2018.

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Fleet and Urban Driving market

We designed the SOLO with a view to redefining SOLO mobility for fleets in terms of car share, deliveries and other mobility purposes; and for urban drivers who use a personal vehicle by cutting their commuting costs and reducing their environmental footprint. We believe that a substantial number of fleets and urban drivers will find the capacity of our EVs attractive in comparison to cars designed to carry more people. As cars designed to carry between four and eight people generally weigh substantially more than those that carry one or two people, they require more fuel or energy to operate. This significant mismatch between capacity and utilization leads to a significant excess of traffic and pollution and higher operating costs.

Although consumers may be afraid that their EVs may run out of charge while they are out on the road, the average U.S. one-way commute was only 27 minutes in 2018. The 100-mile range of our SOLO on a full charge would more than cover such a round-trip commute. [Data Source: United States Consensus Bureau]

Government Support

There has been a growing trend for governments as a matter of public policy to favor EVs. This has taken the form of initiatives aimed at improving transit, financial incentives for the purchase of EVs and financial incentives for the manufacture of EVs.

Initiatives to Improve Transit

Many localities try to reduce or regulate traffic, and particularly in places where there is high population density, chronic congestion, narrow roads and limited urban space. While these initiatives might be onerous to owners of traditional internal combustion engine vehicles, they often exempt or partially exclude EVs. These initiatives include various forms of congestion charging (which often exempt or provide discounts for EVs), priority lanes for high-occupancy vehicles and EVs, restrictions on new registrations of vehicles (excluding EVs) and subsidies for the installation of public charging stations for EVs.

Going further than restrictions on cars fueled by petrol or diesel, several European countries and cities are formulating programs that would actually ban them. Norway’s Minister for the Environment has expressed an indication that they expect to implement a ban on the sale of cars that are not EVs by 2025. President Macron of France has expressed an indication that they will eliminate the sale of cars with internal combustion engines in France by 2040, and city hall in Paris has expressed an indication calling for a ban on all cars with traditional combustion engines from its streets by 2030. In the United Kingdom the government has announced a strategy that calls for sales of new gas and diesel cars and vans to end by 2030.

Purchaser Incentives

To promote the purchase of EVs, many state and local governments offer financial incentives to purchasers. These incentives can take the form of rebates, tax credits or the elimination or reduction of sales tax. Financial incentives available in selected North American jurisdictions for the purchase of EVs are set out in the following table:

	U.S. Federal	California	New York	British Columbia		Quebec
Tax credit	$7,500	-	-		-		-
Rebate	-	$2,500	$2,000	CAD$	3,000	CAD$	8,000

Although these financial incentives may not continue at this level or at all, we believe that our SOLO would currently qualify for these tax credits and rebates in the States of California and Oregon. As of March 12, 2020, we have passed the CARB test for the State of California and are currently waiting for the $750 rebate and $1,500 credit to be posted on the Clean Vehicle Rebate Project website and a $2,500 rebate from the State of Oregon.

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Several jurisdictions offer similar financial incentives for the purchase and installation of home charging stations for EVs.

Manufacturing Incentives

To promote the manufacture and development of EVs, many federal, state and local governments provide financial incentives to EV companies. These incentives can take the form of tax credits or grants. In 2020, we received $187,421 in a Scientific Research and Experimental Development (“SR&ED”) grant and $176,088 from the Innovation Assistance Program administered by the National Research Council. In 2019, we received $797,002 in a SR&ED grant. In 2018, we received $559,872 in a SR&ED grant and $6,659 from Canada’s Industrial Research Assistance Program (“IRAP”) administered by the National Research Council. In 2017, we received $149,273 from the IRAP and $85,907 in a SR&ED grant. We will continue to apply for grants where we believe warranted.

Competitive Factors

The EV market is evolving and companies within it must be able to adapt without jeopardizing the timing, quality or quantity of their products. Other manufacturers have entered the electric vehicle market and we expect additional competitors to enter this market within the next several years. As they do, we expect that we will experience significant competition. With respect to the SOLO, we face strong competition from established automobile manufacturers, including manufacturers of EVs such as the Tesla Model 3, the Chevrolet Bolt and the Nissan Leaf.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do, and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do.

Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount; provided that the vehicles are financed through their affiliated financing company. We do not currently offer any form of direct financing on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage.

We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Our ability to successfully compete in our industry will be fundamental to our future success in the EV market and our market share. We might not be able to compete successfully in our market. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

We believe that our extensive managerial and automotive experience, production capability and unique product offering give us the ability to successfully operate in the EV market in a way that many of our competitors cannot. In particular, we believe that our competitive advantages include:

•	Extensive in-house development capabilities: Our acquisition of Intermeccanica in 2017 enables us to leverage Intermeccanica’s extensive 62 years of experience in vehicle design, manufacture, sales and customer support. Intermeccanica was founded in Turin, Italy, in 1959, as a speed parts provider and soon began producing in-house designed, complete vehicles like the Apollo GT, Italia, Murena, Indira and the Porsche 356 replica. Intermeccanica’s former owner, Henry Reisner, is our Executive Vice-President and one of our directors, and, together with his family, is the second largest shareholder in our Company. We have integrated Intermeccanica’s staff with the research and development team that we had prior to the acquisition to develop and enhance current and future model offerings;
•	In-house production capabilities: We have the ability to manufacture our own products on a non-commercial scale. As of September 30, 2021, we have produced 64 prototype SOLOs at our facilities in Vancouver, British Columbia, and 60 pre-production SOLOs with our manufacturing partner, Zongshen;

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•	Commercial production of the SOLO commenced August 26, 2020: As at June 30, 2021, in accordance with our Manufacturing Agreement, Zongshen has produced a total of 60 pre-production vehicles and 53 production vehicles;
•	Unique product offering: The SOLO’s manufacturer suggested retail price of $18,500, prior to any surcharge for tariffs, is far below the retail price of EVs offered by those who we consider to be our principal competitors and, as a consequence, we believe that the SOLO compares favorably against them; and
•	Management expertise: We have selected our management with an eye towards providing us with the business and technical expertise needed to be successful. They include Kevin Pavlov, our Chief Executive Officer and Chief Operating Officer, Bal Bhullar, our Chief Financial Officer, Henry Reisner, our Executive Vice-President and President of Intermeccanica, and Isaac Moss, our Chief Administrative Officer and Corporate Secretary. A number of these key employees and consultants have significant experience in the automobile manufacturing and technology industries. We have supplemented additional expertise by adding consultants and directors with corporate, accounting, legal and other strengths.

Government Regulation

As a vehicle manufacturer we are required to ensure that all vehicle production meets applicable safety and environmental standards. Issuance of the National Safety Mark (the “NSM”) by the Minister of Transport for Canada will be our authorization to manufacture vehicles in Canada for the Canadian market. Receipt of the NSM is contingent on us demonstrating that our vehicles are designed and manufactured to meet or exceed the applicable sections of the Canadian Motor Vehicle Safety Act (C.R.C. Chapter 1038) and that appropriate records are maintained. Unique to Canada, the SOLO is under the three-wheeled vehicle category and is subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations (“CMVSR”), which can be found at (http://laws-lois.justice.gc.ca/eng/regulations/C.R.C.,c.1038/section-sched3.html).

For sales into the United States, we and our vehicles must meet the applicable provisions of the U.S. Code of Federal Regulations (“CFR”) Title 49 — Transportation. This includes providing manufacture identification information (49 CFR Part 566), VIN-deciphering information (49 CFR Part 565),and certifying that our vehicles meet or exceeds the applicable sections of the Federal Motor Vehicle Safety Standards (40 CFR Part 571) and Environmental Protection Agency noise emission standards (40 CFR 205). Since the U.S. regulations do not have a specific class for three-wheeled “autocycles”, the SOLO falls under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571. However, currently a motorcycle license is not required to drive them in all but the States of Alaska, Florida, New York and Massachusetts. Motorcycle helmets must be worn while operating in the States of New York and Massachusetts. Helmets are also required if the driver is under 18 years old in the States of Alaska, Montana, Colorado and New Hampshire.

We certified the SOLO for compliance with the applicable U.S. requirements in the first quarter of 2018. Results from third party vehicle testing at a facility in Quebec, Canada, were used for this certification. We continue to use third party facilities for certification testing to ensure that any changes to the SOLO’s design continue to meet safety requirements. Compliance certification of the SOLO for Canada began in 2018.

Within the three-wheel vehicle classification in Canada, CMVSR Standard 305 sets out the regulation for prevention of injury to the occupant during and after a crash as related to the vehicle’s batteries. Under this standard, the security and integrity of electric drive system components and their isolation from the occupant are evaluated in the course of a frontal barrier crash test in accordance with Technical Standard Document No. 305. The equivalent U.S standard, FMVSS No 305, is not applicable to the motorcycle category under the U.S. regulations.

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Implications of Being a Foreign Private Issuer

We qualify as a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and Rule 3b-4 under the Exchange Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information (although we are subject to the requirement to make timely disclosure of material information under the Nasdaq Marketplace Rules).

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus that are available to foreign private issuers and not to U.S. companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act”. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until December 31, 2022 (being the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common shares under our registration statement on Form F-1 (SEC File No. 333-214067), as filed with the SEC under the Securities Act on October 12, 2016 and subsequently amended), or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1 billion of non-convertible debt over a three-year period.

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THE OFFERING

Common shares offered by us:	Common shares having an aggregate offering price of up to $200,000,000.
Common shares outstanding after this offering:	Up to 170,810,594 common shares (as more fully described in Note (1) below), assuming sales of 55,865,921 common shares in this offering at an offering price of US$3.58 per share, which was the last reported sale of our common shares on Nasdaq on September 29, 2021. The actual number of common shares will vary depending on the sales price under this offering.
Manner of offering:	At-the-market offering” that may be made from time to time through a Designated Agent. See the section entitled “Plan of Distribution” in this prospectus supplement.
Use of Proceeds:	We anticipate using the net proceeds, if any, from sales of our common shares under this prospectus supplement on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures and working capital for general corporate and administrative purposes.
Risk Factors:	See “Risk Factors” on page S-1 and the other information in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider before deciding to invest in our securities.
Nasdaq Capital Market symbol:	SOLO.

Note:

1.	The number of shares of our common stock to be outstanding after this offering as shown above is based on 114,944,673 shares outstanding as of September 29, 2021 and excludes:

(i)	14,620,806 shares of our common stock reserved for issuance in connection with future awards under our equity compensation plans;

(ii)	10,252,227 shares of our common stock that have been reserved for issuance upon exercise of outstanding options with a weighted average exercise price of $2.46;

(iii)	649,473 shares of common stock that have been reserved for issuance upon vesting of outstanding restricted stock units (“RSU”s) having a weighted average deemed price of $3.42 per share;

(iv)	84,581 shares of common stock that have been reserved for issuance upon settlement of outstanding deferred stock units (“DSU”s) having a deemed price of $3.41 per share; and

(iii)	11,604,402 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $4.78.

We have no other securities convertible or exercisable into our common shares.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference, including our historical and pro forma financial statements and related notes, before you decide to purchase the common shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to the section titled “Forward-Looking Statements” herein.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

We have limited cash on hand and we will require a significant amount of capital to carry out our proposed business plan to develop, manufacture, sell and service electric vehicles; there is no assurance that any amount raised will be sufficient to continue to fund operations of our Company.

We incurred a net loss and comprehensive loss of $11,628,049 and $11,642,382, respectively, during the six months ended June 30, 2021, and a net loss and comprehensive loss of $63,046,905 and $58,832,999, respectively, during the year ended December 31, 2020. Although we had cash and cash equivalents and a working capital surplus of $250,028,791 and $257,420,870, respectively, as at June 30, 2021, and of $129,450,676 and $130,755,823, respectively, at December 31, 2020, we believe that we will need significant additional equity financing to continue operations, among other things:

•	we have begun the commercial production of our flagship vehicle, the SOLO, and we expect to incur significant ramp-up in costs and expenses through the launch of the vehicle;

•	we anticipate that the gross profit generated from the sale of the SOLO will not be sufficient to cover our operating expenses, and our achieving profitability will depend, in part, on our ability to materially reduce the bill of materials and per unit manufacturing cost of our products; and

•	we do not anticipate that we will be eligible to obtain bank loans, or other forms of debt financing on terms that would be acceptable to us.

We anticipate generating a significant loss for the next fiscal year.

We have minimal revenue and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. Even though we have recently launched the SOLO into commercial production, and even if we launch the Tofino or other intended EVs, they might not become commercially successful. If we are to ever achieve profitability, we must have a successful commercial introduction and acceptance of our vehicles, which may not occur. We expect that our operating losses will increase substantially in 2021, and thereafter, and we also expect to continue to incur operating losses and to experience negative cash flows for the next several years.

There is no assurance that any amount raised through this offering will be sufficient to continue to fund the operations of our Company.

We have a limited operating history and have generated minimal revenues.

Our limited operating history makes evaluating our business and future prospects difficult. We were formed in February 2015, and we have begun production but not the commercial delivery of our first electric vehicle. To date we have no revenues from the sale of electric vehicles as any amounts received from the sale of our pre-production electric vehicles were netted off against research and development costs as cost recovery and have had minimal revenue from the sale of non-electric custom cars. We intend to derive revenues from the sales of our SOLO vehicle, our Tofino vehicle and other intended EVs. The Tofino is still in the early design development stage, and the first commercially-produced SOLOs are targeted to be delivered to our customers sometime in 2021. Our vehicles require significant investment prior to commercial introduction and may never be successfully developed or commercially successful.

We have a history of operating losses and we expect our operating losses to accelerate and materially increase for the foreseeable future.

We generated net loss of $11,628,049 for the six months ended June 30, 2021, bringing our accumulated deficit to $121,955,208. Without a gain related to changes in the fair values of derivative liabilities of $12,257,385, we would have had a more significant net loss. Our loss before income taxes for the six months ended June 30, 2021 increased to $11,627,199, as compared to $10,776,709 for the corresponding period in 2020. We anticipate generating a significant loss for the current fiscal year.

We have minimal revenue and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. We have begun the commercial production but not yet the delivery of our flagship vehicle, the SOLO, and we expect to incur significant additional costs and expenses through the launch of the vehicle. Even with the launch of the SOLO into commercial production, and even if we are able to launch the Tofino or other intended EVs, they might not become commercially successful. If we are to ever achieve profitability, we must have a successful commercial introduction and acceptance of our vehicles, which may not occur. We expect that our operating losses will increase substantially in 2021, and thereafter, and we also expect to continue to incur operating losses and to experience negative cash flows for the next several years.

We expect the rate at which we will incur losses to increase significantly in future periods from current levels as we:

•	design, develop and manufacture our vehicles and their components;

•	develop and equip our manufacturing facility;

•	build up inventories of parts and components for the SOLO, the Tofino and other intended EVs;

•	open Electrameccanica stores;

•	expand our design, development, maintenance and repair capabilities;

•	develop and increase our sales and marketing activities; and

•	develop and increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significantly greater than the losses we would incur if we developed the business more slowly. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in profits or even revenues, which would further increase our losses.

Our ability to achieve profitability will depend, in part, on our ability to materially reduce the bill of materials and per unit manufacturing cost of our products.

We anticipate that the gross profit generated from the sale of the SOLO will not be sufficient to cover our operating expenses for the foreseeable future. To achieve our operating and strategic goals while remaining competitive, we will, among other things, need to reduce the bill of materials and the per-unit manufacturing cost of the SOLO. We expect the primary factors to contribute to a reduced bill of materials and per unit manufacturing cost to include:

•	continued product development to make the SOLO easier and cheaper to mass produce commercially;

•	our ability to utilize less expensive suppliers and components that meet the requirements for the SOLO;

•	increasing the volume of components that we purchase in order to take advantage of volume-based pricing discounts;

•	improving assembly efficiency;

•	enhancing the automation of our strategic manufacturing partner’s facility to increase volume and reduce labor costs; and

•	increasing our volume to leverage manufacturing overhead costs.

Continued product development is subject to feasibility and engineering risks. Any increase in manufacturing volumes is dependent upon a corresponding increase in sales. The occurrence of one or more factors that negatively impact the manufacturing or sales of the SOLO, or reduce our manufacturing efficiency, may prevent us from achieving our desired reduction in manufacturing costs, which would negatively affect our operating results and may prevent us from attaining profitability.

We currently have negative operating cash flows, and if we are unable to generate positive operating cash flows in the future our viability as an operating business will be adversely affected.

We have made significant up-front investments in research and development, sales and marketing and general and administrative expenses to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, many of which are beyond our control. We might not generate sufficient revenues in the near future. Because we continue to incur such significant future expenditures for research and development, sales and marketing and general and administrative expenses, we may continue to experience negative cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses. An inability to generate positive cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses or raise additional capital on reasonable terms will adversely affect our viability as an operating business.

We may require additional capital to carry out our proposed business plan for the next 12 months if our cash on hand and revenues from the sale of our cars are not sufficient to cover our cash requirements.

If our cash on hand, revenue from the sale of our cars, if any, and cash received upon the exercise of outstanding warrants, if any are exercised, are not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of our equity securities, in either private placements or registered offerings and/or shareholder loans. If we are unsuccessful in raising enough funds through such capital-raising efforts we may review other financing possibilities such as bank loans. Financing might not be available to us or, if available, may not be available on terms that are acceptable to us.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

Terms of future financings may adversely impact your investment.

We may have to engage in common equity, debt or preferred stock financing in the future. Your rights and the value of your investment in our securities could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common shares. In addition, if we need to raise equity capital from the sale of common shares, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Common shares which we sell could be sold into any market which develops, which could adversely affect the market price.

Our future growth depends upon consumers’ willingness to adopt three-wheeled single-seat electric vehicles.

Our growth highly depends upon the adoption by consumers of, and we are subject to an elevated risk of, any reduced demand for alternative fuel vehicles in general and electric vehicles in particular. If the market for three-wheeled single seat electric vehicles does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and operating results will be negatively impacted. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

•	perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

•	perceptions about vehicle safety in general and, in particular, safety issues that may be attributed to the use of advanced technology, including vehicle electronics and braking systems;

•	the limited range over which electric vehicles may be driven on a single battery charge;

•	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

•	concerns about electric grid capacity and reliability, which could derail our efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

•	the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

•	improvements in the fuel economy of the internal combustion engine;

•	the availability of service for electric vehicles;

•	the environmental consciousness of consumers;

•	volatility in the cost of oil and gasoline;

•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

•	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and

•	perceptions about and the actual cost of alternative fuel.

The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.

The range of our electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase our vehicles.

The range of our electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their vehicle as well as the frequency with which they charge the battery of their vehicle can result in additional deterioration of the battery’s ability to hold a charge. We currently expect that our battery pack will retain approximately 85% of its ability to hold its initial charge after approximately 3,000 charge cycles and eight years, which will result in a decrease to the vehicle’s initial range. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase our vehicles, which may harm our ability to market and sell our vehicles.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology and, in particular, battery cell technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles. For example, we do not manufacture battery cells which makes us depend upon other suppliers of battery cell technology for our battery packs.

If we are unable to design, develop, market and sell new electric vehicles and services that address additional market opportunities, our business, prospects and operating results will suffer.

We may not be able to successfully develop new electric vehicles and services, address new market segments or develop a significantly broader customer base. To date, we have focused our business on the sale of the SOLO, a three-wheeled single seat electric vehicle, and have targeted mainly urban residents of modest means and fleets. We will need to address additional markets and expand our customer demographic to further grow our business. Our failure to address additional market opportunities would harm our business, financial condition, operating results and prospects.

Demand in the vehicle industry is highly volatile.

Volatility of demand in the vehicle industry may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up manufacturer, we will have fewer financial resources than more established vehicle manufacturers to withstand changes in the market and disruptions in demand.

We depend on a third-party for our near-term manufacturing needs.

In October 2017, we entered into a Manufacturing Agreement with Zongshen, a wholly-owned subsidiary of Zongshen Industrial Group Co. Ltd., an affiliate of Zongshen Power Machinery Co., Ltd., located in Chongqing, China, which has now been amended on June 23, 2021. The delivery of SOLO vehicles to our future customers and the revenue derived therefrom depends on Zongshen’s ability to fulfil its obligations under that Manufacturing Agreement. Zongshen’s ability to fulfil its obligations is outside of our control and depends on a variety of factors, including Zongshen’s operations, Zongshen’s financial condition and geopolitical and economic risks that could affect China. Our Manufacturing Agreement with Zongshen provides that non-performance by either us or Zongshen shall be excused to the extent that such performance is rendered impossible by strike, fire, flood, earthquake or governmental acts, orders or restrictions; provided that either we or Zongshen, as applicable, use commercially reasonable efforts to mitigate the impact of such non-performance. Notwithstanding any such efforts, any such non-performance by either us or Zongshen shall be cause for termination of the Manufacturing Agreement by the other party if the non-performance continues for more than six months. The novel coronavirus (COVID-19) pandemic or measures taken by the Chinese government relating thereto may result in non-performance by Zongshen under our Manufacturing Agreement. If Zongshen is unable to fulfil its obligations or is only able to partially fulfil its obligations under our existing Manufacturing Agreement with them, or if Zongshen either voluntarily or is forced to terminate our agreement with them, either as a result of the coronavirus outbreak, the Chinese government’s measures relating thereto or otherwise, we will not be able to produce or sell our SOLO vehicle in the volumes anticipated and on the timetable that we anticipate, if at all.

The Chinese government exerts substantial influence over the manner in which Chinese companies conduct their business activities. China is experiencing substantial problems with environmental pollution and energy consumption. Efforts by the Chinese government to control pollution and energy consumption are making it harder for Chinese factories to operate. Our Chinese manufacturers are subject to multiple laws governing environmental protection, as well as standards set by the relevant governmental authorities. It is possible that Chinese national, provincial and local governmental agencies will adopt stricter environmental and consumption controls. There can be no assurance that future changes in Chinese laws and regulations will not impose costly compliance requirements on our Chinese manufacturers or otherwise adversely affect their business activities, which in turn could increase the costs associated with operating our business or otherwise adversely affect our financial condition and operating results.

The impact of the novel coronavirus (COVID-19) pandemic on the global economy and our operations remains uncertain, which could have a material adverse impact on our business, results of operations and financial condition and on the market price of our common shares.

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. Although our manufacturing partner, Zongshen, reports that its operations have not been materially affected at this point, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our and Zongshen’s operations (including, without limitation, staffing levels), supply chains for parts and sales channels for our products, and on the global economy as a whole. It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common shares.

We do not currently have all arrangements in place that are required to allow us to fully execute our business plan.

To sell our vehicles as envisioned we will need to enter into certain additional agreements and arrangements that are not currently in place. These include entering into agreements with distributors, arranging for the transportation of the commercially-produced SOLOs to be delivered pursuant to our Manufacturing Agreement with Zongshen and obtaining battery and other essential supplies in the quantities that we require. If we are unable to enter into such agreements, or are only able to do so on terms that are unfavorable to us, we may not be able to fully carry out our business plans.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of Kevin Pavlov, our Chief Executive Officer and Chief Operating Officer, Bal Bhullar, our Chief Financial Officer, Henry Reisner, our Executive Vice-President and President of Intermeccanica, and Isaac Moss, our Chief Administrative Officer and Corporate Secretary. A number of these key employees and consultants have significant experience in the automobile manufacturing and technology industries. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire suitable replacements. We have obtained “key person” insurance on certain key personnel.

Since we have little experience in mass-producing electric vehicles, any delays or difficulties in transitioning from producing custom vehicles to mass-producing vehicles may have a material adverse effect on our business, prospects and operating results.

Our management team has experience in producing custom designed vehicles and is now switching focus to mass producing electric vehicles in a rapidly evolving and competitive market. If we are unable to implement our business plans in the timeframe estimated by management and successfully transition into a mass-producing electric vehicle manufacturing business, then our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on our Company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have the SOLO, the Tofino or any future model EV satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If we are unable to reduce and adequately control the costs associated with operating our business, including costs associated with manufacturing, sales, materials, transportation and logistics, our business, financial condition, operating results and prospects will suffer.

If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling, distributing, transporting and servicing our electric vehicles relative to their selling prices, or if we experience significant increases in these costs and are unable to raise our prices to offset such increases, our operating results, gross margins, business and prospects could be materially and adversely impacted. Further, since our pre-order vehicles are at fixed sales prices, if we experience significant increases in costs associated with operating our business, our profitability from these pre-order vehicles may be negatively impacted absent the flexibility to increase such sales prices.

If our vehicles fail to perform as expected, our ability to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. While we have performed extensive internal testing, we currently have a very limited frame of reference by which to evaluate the performance of our SOLO in the hands of our customers and currently have no frame of reference by which to evaluate the performance of our vehicles after several years of customer driving. With the Tofino we are still in early design development phase, whereby the similar evaluations are further behind.

We have very limited experience servicing our vehicles. If we are unable to address the service and warranty requirements of our future customers our business will be materially and adversely affected.

If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we will provide our customers will have a direct impact on the success of our future vehicles. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.

We have very limited experience servicing our vehicles. We have begun production of the SOLO vehicles for targeted customer deliveries sometime in 2021. The total number of production SOLOs that we have produced as at June 30, 2021 is 78. The total number of SOLOs that we have produced as pre-production as of June 30, 2021 is 124 (64 from Canada and 60 from Zongshen). Throughout its history, our subsidiary, Intermeccanica, has produced approximately 2,500 cars, which include providing after sales support and servicing. We only have limited experience servicing the SOLO as a limited number of SOLOs have been produced. Servicing electric vehicles on a mass scale is different than servicing electric vehicles and vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques on a mass scale.

In addition, we presently expect that our warranty covering the SOLO will cover 24 months. We will be offering a warranty package for two years for the SOLO and five years/45,000 miles for the battery. For additional warranty information refer to https://www.electrameccanica.com/warranty/.

We may not succeed in establishing, maintaining and strengthening the ElectraMeccanica brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the ElectraMeccanica brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high quality electric cars and maintenance and repair services, and we have very limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the ElectraMeccanica brand will also depend heavily on the success of our marketing efforts. To date we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses, including the need to use traditional media such as television, radio and print. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in Detroit, Japan and the European Union, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum, steel, carbon fiber and non-ferrous metals such as copper and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

•	the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

•	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

•	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business depends on the continued supply of battery cells for our vehicles. We do not currently have any agreements for the supply of batteries and depend upon the open market for their procurement. Any disruption in the supply of battery cells from our supplier could temporarily disrupt the planned production of our vehicles until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased electric vehicle prices. We might not be able to recoup increasing costs of raw materials by increasing vehicle prices. We have also already announced an estimated price for the base model of our SOLO, and the Tofino. However, any attempts to increase the announced or expected prices in response to increased raw material costs could be viewed negatively by our potential customers, result in cancellations of SOLO and Tofino reservations and could materially adversely affect our brand, image, business, prospects and operating results.

We rely upon independent third-party transportation providers for our vehicle shipments and are subject to increased shipping costs as well as the potential inability of our third-party transportation providers to deliver on a timely basis.

We currently rely upon independent third-party transportation providers for our vehicle shipments. Our utilization of these delivery services for shipments is subject to risks which may impact a shipping company's ability to provide delivery services that adequately meet our shipping needs, including risks related to employee strikes, labor and capacity constraints, and inclement weather. In addition, we are subject to increased shipping costs when fuel prices increase and due to other economic factors affecting supply and demand within the transportation industry. If we change the shipping companies we use, we could face logistical difficulties that could adversely affect deliveries, and we would incur costs and expend resources in connection with such change. Moreover, we may not be able to obtain terms as favorable as those received from our current independent third-party transportation providers which, in turn, would increase our costs and may impact our overall profitability.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives that are offered to purchasers of EVs or persons installing home charging stations, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future in connection with the planned production of our vehicles. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

•	training new personnel;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, manufacturing, sales and service facilities;

•	implementing and enhancing administrative infrastructure, systems and processes;

•	addressing new markets; and

•	establishing international operations.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians, for our electric vehicles. Competition for individuals with experience in designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We have a Manufacturing Agreement with Zongshen to produce SOLO vehicles. Zongshen’s workforce is not currently unionized, though they may become so in the future or industrial stoppages could occur in the absence of a union. We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business, or that of Zongshen or our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results or financial condition. Additionally, if we expand our business to include full in-house manufacturing of our vehicles, our employees might join or form a labor union and we may be required to become a union signatory.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have limited field experience of our vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have a material adverse effect on our brand, business, prospects and operating results. We plan to maintain product liability insurance for all our vehicles on a claims-made basis, but any such insurance might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage or outside of our coverage may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.

The registration and enforcement of patents involves complex legal and factual questions and the breadth and effectiveness of patented claims is uncertain. We cannot be certain that we are the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford sufficient protection against someone creating competing products, or as a defensive portfolio against a competitor who claims that we are infringing its patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in the United States.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from third parties that allege our products are covered by their patents or trademarks or other intellectual property rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights. If we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do things that include one or more of the following:

•	cease making, using, selling or offering to sell processes, goods or services that incorporate or use the third-party intellectual property;

•	pay substantial damages;

•	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

•	redesign our vehicles or other goods or services to avoid infringing the third-party intellectual property; or

•	establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of British Columbia, a substantial portion of our assets are in Canada and all of our executive officers and most of our directors reside outside the United States

We are organized pursuant to the laws of the Province of British Columbia under the Business Corporations Act (British Columbia), and our executive offices are located outside of the United States in Vancouver, British Columbia. Three of our four officers, our auditor and all but four of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and any experts named in this Quarterly Report who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts. As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Global economic conditions could materially adversely impact demand for our products and services.

Our operations and performance depend significantly on economic conditions. Uncertainty about global economic conditions could result in customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services and, accordingly, on our business, results of operations or financial condition.

We are vulnerable to a growing trade dispute between the United States and China

A growing trade dispute between the United States and China could increase the proposed sales price of our products or decrease our profits, if any. In June 2018, the previous U.S. administration imposed tariffs on $34 billion of Chinese exports, including a 25% duty on cars built in China and shipped to the United States. Following the imposition of these tariffs, China has imposed additional tariffs on U.S. goods manufactured in the United States and exported to China. Subsequently, the U.S. administration indicated that it may impose tariffs on up to US$500 billion on goods manufactured in China and imported into the United States. These tariffs may escalate a nascent trade war between China and the United States. This trade conflict could affect our business because we intend to mass produce the SOLO in China and our intended principal market is the west coast of North America. If a trade war were to escalate, or if tariffs were imposed on any of our products, we could be forced to increase the proposed sales price of such products or reduce the margins, if any, on such products.

Recently, U.S. Customs and Border Protection ruled that the SOLO has a classification under the Harmonized Tariff Schedule of the United States that applies to passenger vehicles for less than 10 people with only electric motors. The total applicable duty for this classification was recently raised to 27.5% (2.5% is a “most-favored-nation” tariff for this classification and 25% derives from this classification being on the China 301 List 1). We envision that the suggested retail purchase price for our SOLO will be US$18,500. As the landscape for tariffs involving imports to the United States from the PRC has been changing over the past year and may change again, we have not determined how to adjust the purchase price in the United States in response to the recent tariff increase.

On January 15, 2020, the United States and the PRC signed the Phase 1 Trade Agreement which came into force on February 14, 2020. Notwithstanding the coming into force of the Phase 1 Trade Agreement, the United States will maintain its tariffs on cars built in China and shipped to the United States.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to you and us.

The legal system in the PRC is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various production services in the PRC. Zongshen, our manufacturing partner, is subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights or Zongshen may have to resort to administrative and court proceedings to fulfill its obligations under the Manufacturing Agreement. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we or Zongshen may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China, could materially and adversely affect our business and impede our ability to continue our operations.

Risks Related to Our Common Shares and this Offering

Our executive officers and directors beneficially own a large controlling percentage of our common shares.

As of September 30, 2021, our executive officers and directors beneficially owned, in the aggregate, approximately 12.22% of our common shares, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants, stock options, restricted stock units and deferred stock units which have vested. As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our Company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our common shares.

Our Notice of Articles authorize the issuance of an unlimited number of common shares and the issuance of preferred shares. Our Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common shareholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price, if one exists at the time, of our outstanding common shares. Given our lack of revenues, we will likely have to issue additional equity securities to obtain working capital we require for the next 12 months. Our efforts to fund our intended business plans will therefore result in dilution to our existing shareholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. As a result of such dilution, if you acquire common shares your proportionate ownership interest and voting power could be decreased. Furthermore, any such issuances could result in a change of control or a reduction in the market price for our common shares.

Additionally, we had 12,252,227 options and 11,604,402 warrants outstanding as of September 30, 2021. The exercise price of some of these options and warrants is below our current market price, and you could purchase shares in the market at a price in excess of the exercise price of our outstanding warrants or options. If the holders of these options and warrants elect to exercise them, your ownership position will be diluted and the per share value of the common shares you have or acquire could be diluted as well. As a result, the market value of our common shares could significantly decrease as well.

Issuances of our preferred stock may adversely affect the rights of the holders of our common shares and reduce the value of our common shares.

Our Notice of Articles authorize the issuance of an unlimited number of shares of preferred stock. Our Board of Directors has the authority to create one or more series of preferred stock and, without shareholder approval, issue shares of preferred stock with rights superior to the rights of the holders of common shares. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holder of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we currently have no plans to create any series of preferred stock and have no present plans to issue any shares of preferred stock, any creation and issuance of preferred stock in the future could adversely affect the rights of the holders of common shares and reduce the value of our common shares.

The market price of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares began trading on the Nasdaq Capital Market in August 2018, and before that it had been trading on the OTCQB in September 2017. The historical volume of trading has been low (within the past year, the fewest number of our shares that were traded on the Nasdaq Capital Market was 28,706 shares daily), and the share price has fluctuated significantly (since trading began on the Nasdaq Capital Market our closing price has been as low as $0.91 and as high as $10.81). The share price for our common shares could decline due to the impact of any of the following factors:

•	sales or potential sales of substantial amounts of our common shares;

•	announcements about us or about our competitors;

•	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

•	conditions in the automobile industry;

•	governmental regulation and legislation;

•	variations in our anticipated or actual operating results;

•	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

•	change in general economic trends; and

•	investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market for automobile companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares regardless of our actual operating performance.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common shares. There will therefore be fewer ways in which you are able to make a gain on your investment.

FINRA sales practice requirements may limit your ability to buy and sell our common shares, which could depress the price of our shares.

Financial Industry Regulation Authority (“FINRA”) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our common shares, have an adverse effect on the market for our common shares and, thereby, depress their market prices.

Our common shares have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your common shares to raise money or otherwise desire to liquidate your shares.

From October 2017 until August 2018, our common shares were quoted on the OTCQB where they were “thinly-traded”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time was relatively small or non-existent. Since we listed on the Nasdaq Capital Market in August 2018, the volume of our common shares traded has increased, but that volume could decrease until we are thinly-traded again. That could occur due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our common shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our common shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our common shares may not develop or be sustained.

Volatility in our common shares or warrant price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share or warrant prices may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Our shareholders may not have access to certain information they may deem important and are accustomed to receive from U.S. reporting companies.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our common shares less attractive as a result, there may be a less active trading market for such securities and their market prices may be more volatile.

We incur significant costs as a result of being a public company, which costs will grow after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company”, as defined in the JOBS Act, and will remain an emerging growth company until the earlier of : (1) the last day of the fiscal year (a) following May 23, 2022, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. After we are no longer an emerging growth company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

U.S. holders of our common shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

The rules governing “passive foreign investment companies,” (“PFICs”), can have adverse effects on U.S. Holders (as deﬁned under “Certain United States Federal Income Tax Considerations”) for U.S. federal income tax purposes. We generally will be characterized as a PFIC if, after the application of certain “look-through” rules with respect to subsidiaries in which we hold at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of our gross income for such tax year is passive income or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets. The determination of whether we are a PFIC, which must be made annually after the close of each tax year, depends on the particular facts and circumstances and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Our status as a PFIC will depend on the composition of our income and the composition and value of our assets (including goodwill and other intangible assets), which will be affected by how, and how quickly, we spend any cash that is raised in this offering or in any other ﬁnancing transaction. We believe that we were not a PFIC for the prior tax year ended December 31, 2020. We have not made any determination as to whether we may be a PFIC for our current tax year or any future tax year. We cannot provide any assurances regarding our PFIC status for any current or future tax years.

If we are a PFIC, a U.S. Holder would be subject to adverse U.S. federal income tax consequences, such as ineligibility for certain preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by ﬁling an election to treat the PFIC as a qualiﬁed electing fund, or QEF, or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. For more information, see the discussion below under “Certain United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules”. You should consult your own tax advisors regarding the potential consequences to you if we were or were to become a PFIC, including the availability, and advisability, of, and procedure for making, QEF elections and mark-to-market elections.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Stifel and Roth as a source of financing.

We anticipate using the net proceeds on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures and working capital for general corporate and administrative purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts and market acceptance of our products. As a result, our management will have discretion and flexibility in applying the net proceeds from this offering for this purpose.

DILUTION

If you invest in our common shares, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per common shares and the adjusted net tangible book value per common share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per common share attributable to the existing shareholders for our presently outstanding common shares. Our net tangible book value attributable to shareholders at June 30, 2021 was approximately $258,909,481, or approximately $2.29 per common share. Net tangible book value per common share as of June 30, 2021 represents the amount of our total assets less intangible assets and total liabilities, divided by the number of common shares outstanding.

After giving effect to the sale of our common shares in an amount equal to $200,000,000, and after deducting commissions to Stifel and Roth, as agents, and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $453,429,481 or $2.68 per common share. These amounts, which give effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering but does not take into consideration any other changes in our net tangible book value after June 30, 2021, represent an immediate increase in net tangible book value of $0.39 per common share to our existing shareholders, and immediate dilution in net tangible book value of $0.90 per common share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per common share after this offering from the price per common share paid by an investor in this offering.

The following table illustrates this dilution.

Offering
Assumed public offering price per common share	$3.58
Net tangible book value per common share as of June 30, 2021	$2.29
Increase in net tangible book value per common share attributable to this offering	$0.39
As adjusted net tangible book value per common share after this offering	$2.68
Dilution per common share to new investors in this offering(1)	$0.90

Note:

1.	Dilution is determined by subtracting adjusted net tangible book value per share after giving effect to this offering from the assumed public offering price per share paid by a new investor.

If any common shares are issued upon exercise of outstanding options or warrants, you may experience further dilution.

The table above assumes for illustrative purposes that an aggregate of 55,865,921 common shares are sold during the term of the sales agreement with Stifel and Roth, at a price of $3.58 per share, the last reported sale price of our common shares on Nasdaq on September 29, 2021, for aggregate gross proceeds of $200,000,000. The shares subject to the sales agreement with Stifel and Roth are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.58 per share reflected in the table above, assuming all of our common shares in the aggregate amount of $200,000,000 during the term of the sales agreement is sold at that increased price, would increase our adjusted net tangible book value per share after the offering to $2.89 per share, and would increase the dilution in net tangible book value per share to new investors in this offering to $1.69 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.58 per share reflected in the table above, assuming all of our common shares in the amount of $200,000,000 during the term of the sales agreement are sold at that decreased price, would decrease our adjusted net tangible book value per share after the offering to $2.38 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.20 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 113,040,021 common shares outstanding as of June 30, 2021 and does not include, as of that date:

•	14,620,806 shares of our common stock reserved for issuance in connection with future awards under our equity compensation plans;

•	12,931,467 shares of our common stock that have been reserved for issuance upon exercise of outstanding options with a weighted average exercise price of $2.53;

•	507,849 shares of common stock that have been reserved for issuance upon vesting of outstanding RSUs having a deemed price of $3.44 per share;

•	44,623 shares of common stock that have been reserved for issuance upon settlement of outstanding DSUs having a deemed price of $3.41 per share; and

•	12,198,402 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $4.75.

DESCRIPTION OF SECURITIES

In this offering we are offering common shares.

The material terms and provisions of our common shares are described under the caption “Description of Share Capital – Common Shares” starting on page 38 of the accompanying prospectus.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

Electrameccanica is incorporated pursuant to the laws of the Province of British Columbia, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See the section titled “Certain Canadian Federal Income Tax Considerations For United States Residents” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our company on the right of a non-resident to hold or vote common shares of our company. However, the Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-Canadians, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-Canadian (as defined under the Investment Act) who proposes to acquire common shares of our company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Innovation, Science and Industry (the “Minister”), is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our company for the purposes of the Investment Act through the acquisition of common shares if the non-Canadian acquired a majority of the voting interests in our company.

Further, the acquisition of less than a majority but one-third or more of the voting interests in our company by a non-Canadian would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, our company was not controlled in fact by the acquirer through the ownership of such voting interests.

For a direct acquisition that would result in an acquisition of control of our company, subject to the exception for “WTO-investors” that are controlled by persons who are nationals or permanent residents of World Trade Organization (“WTO”) member nations, a proposed investment generally would be reviewable where the value of the acquired assets is $5 million or more.

For a proposed indirect acquisition by an investor other than a so-called WTO investor that would result in an acquisition of control of our company through the acquisition of a non-Canadian parent entity, the investment generally would be reviewable where the value of the assets of the entity carrying on the Canadian business, and of all other entities in Canada, the control of which is acquired, directly or indirectly is $50 million or more.

In the case of a direct acquisition by a “WTO investor”, the threshold is significantly higher. An investment in common shares of our company by a WTO investor that is not a state-owned enterprise would be reviewable only if it was an investment to acquire control of the company and the enterprise value of the assets of the company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. For 2021, this amount is $1.043 billion (unless the investor is controlled by persons who are nationals or permanent residents of countries that are party to one of a list of certain free trade agreements, in which case the amount is $1.565 billion for 2021); each January 1, both thresholds are adjusted by a GDP (Gross Domestic Product) based index.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Minister has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Act.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to common shares of our company are exempt from the Investment Act, including:

•	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•	the acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, if the acquisition is subject to approval under the Bank Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act; and

•	the acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of voting interests, remained unchanged.

MATERIAL INCOME TAX INFORMATION

Certain Canadian Federal Income Tax Considerations for United States Residents

The following is a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of our common shares acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “Tax Act”) (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us and the Agents, and is not affiliated with us or the Agents, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on a business in Canada, or otherwise in connection with a business carried on or deemed to be carried on in Canada, and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), or other holder of special status or in special circumstances, and (b) for the purposes of the Canada-U.S. Tax Convention (the “Tax Treaty”), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who qualifies in all respects for the full benefits of the Tax Treaty. Holders who meet all of the criteria in clauses (a) and (b) above are referred to herein as “U.S. Holders”, and this summary only addresses such U.S. Holders.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder in force at the date hereof  (“Regulations”), the current provisions of the Tax Treaty, and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof  (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all, and no assurance in this regard can be given. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, any or all of which may differ significantly from those discussed in this summary.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares must be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders as defined above) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on our common shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Treaty, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends and substantiates eligibility for the benefits of the Tax Treaty is generally 15% (unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is generally reduced to 5%).

Disposition of Common Shares

A U.S. Holder will not be subject to tax under the Tax Act on a capital gain realized on a disposition or deemed disposition of our common shares, unless the common shares are “taxable Canadian property” to the U.S. Holder for purposes of the Tax Act and the U.S. Holder is not entitled to relief under the Tax Treaty.

Provided the common shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes Nasdaq) at the time of disposition, the common shares generally will not constitute “taxable Canadian property” of a U.S. Holder at that time unless, at any time during the 60 month period immediately preceding the disposition, the following two conditions are met: (i) the U.S. Holder, persons with whom the U.S. Holder did not deal at arm’s length, partnerships in which the U.S. Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of our company; and (ii) more than 50% of the fair market value of the shares of the company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act) or options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing (whether or not the property exists). Notwithstanding the foregoing, in certain other circumstances set out in the Tax Act, common shares could also be deemed to be “taxable Canadian property”.

U.S. Holders who may hold common shares as “taxable Canadian property” should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and compliance procedures under the Tax Act, none of which is described in this summary.

Certain United States Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares acquired pursuant to this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of common shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules with respect to common shares; (i) are subject to taxing jurisdictions other than, or in addition to, the United States; (j) are US expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (k) are partnerships or other flow-through entities; or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of the common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention or the common shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder generally will recognize gain or loss on the sale or other taxable disposition of common shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such common shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such common shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If we were to constitute a “passive foreign investment company” (“PFIC”) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares. We believe that we were not a PFIC for the prior tax year ended December 31, 2020. We have not made any determination as to whether we may be a PFIC for our current tax year or any future tax year. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Whether we will be a PFIC for any tax year depends on our assets and our income over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this prospectus supplement. Consequently, there can be no assurance that we have never been and will not become a PFIC for any tax year during which U.S. Holders hold common shares.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, after the application of certain “look-through” rules with respect to subsidiaries in which we hold at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the “income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any subsidiary which is also treated as a PFIC (a “Subsidiary PFIC”) and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of our common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of our common shares are made.

Default PFIC Rules under Section 1291 of the Code

If we are a PFIC for any taxable year during which a U.S. Holder owns our common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of such shares will depend on whether and when such U.S. Holder makes an election to treat us as a “qualified electing fund” or “QEF” under Section 1295 of the Code, or “QEF Election”, or makes a mark-to-market election with respect to our common shares under Section 1296 of the Code, or “Mark-to-Market Election”. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of our common shares and (b) any “excess distribution” received on our common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current taxable year) exceeds 125% of the average distributions received during the three preceding taxable years (or during a U.S. Holder’s holding period for our common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of our common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on our common shares or received with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the taxable year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other taxable year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must generally treat any such interest paid as “personal interest,” which is generally not deductible.

If we are a PFIC for any taxable year during which a Non-Electing U.S. Holder holds our common shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent taxable years. A Non-Electing U.S. Holder may be able to terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed herein), but not loss, as if such common shares were sold on the last day of the last taxable year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first taxable year in which such U.S. Holder’s holding period of our common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) ”earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each taxable year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any taxable year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will generally be treated as “personal interest,” which is generally not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) would receive any distributions from us tax-free to the extent that such distribution represents our “earnings and profits” or “net capital gain” that were previously included in income by the U.S. Holder because of such QEF Election and (b) would adjust its tax basis in our common shares to reflect the amount included in income and/or received as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of our common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is “timely”. A QEF Election will be treated as timely if such QEF Election is made for the first year in the U.S. Holder’s holding period for our common shares in which we were a PFIC. A U.S. Holder generally may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for our common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain, as discussed in the preceding sentence, then such U.S. Holder shall continue to be subject to tax under the rules of Section 1291 discussed above. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and any Subsidiary PFIC for the QEF rules to apply to all PFICs.

A QEF Election will apply to the taxable year for which such QEF Election is timely made and to all subsequent taxable years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent taxable year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those taxable years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent taxable year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent taxable year in which we qualify as a PFIC.

Upon the written request of a U.S. Holder, we will use commercially reasonable efforts to determine our PFIC status after the end of a tax year and satisfy any applicable record keeping and reporting requirements that apply to a QEF, including providing to such U.S. Holder, for each tax year that we determine we are or, in our reasonable determination, may be a PFIC, a PFIC Annual Information Statement containing information necessary for such U.S. Holder to make a QEF Election with respect to us. We may elect to provide such information on our website. However, U.S. Holders should be aware that we can provide no assurances that we will provide any such information relating to any Subsidiary PFIC. Because we may own shares in one or more Subsidiary PFICs at any time, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain the required information. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code, discussed above, that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to our common shares only if our common shares are marketable stock. Our common shares generally will be “marketable stock” if our common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. However, there can be no assurance that our common shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first taxable year of such U.S. Holder’s holding period for our common shares for which we are a PFIC and if such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, our common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each taxable year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of our common shares, as of the close of such taxable year over (b) such U.S. Holder’s adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in our common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior taxable years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in our common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of our common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior taxable years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior taxable years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the taxable year in which such Mark-to-Market Election is made and to each subsequent taxable year, unless our common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to our common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC.

Other PFIC Rules

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses our common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such shares. Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common shares.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as corporations, generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with the Agents, under which we may issue and sell from time to time common shares having an aggregate offering price of not more than $200,000,000, through the Agents, as our sales agents. This prospectus supplement is offering up to an aggregate of $200,000,000 of our common shares. Sales of our common shares, if any, may be made by the Agent designated by us in a placement notice (a “Designated Agent”) by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or on any other existing trading market for the common shares, and, if expressly authorized by our Company, in negotiated transactions. The Designated Agent will not be permitted to purchase common shares for its own account as principal unless expressly authorized by us to do so in a placement notice. If we and the Designated Agent agree on any method of distribution other than sales of shares of our common shares over the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. None of our common shares will be offered or sold in Canada under this prospectus supplement and the accompanying prospectus.

The Designated Agent will offer our common shares at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and the Designated Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common shares requested to be sold by us. We or the Designated Agent may suspend the offering of the common shares being made through the Designated Agent under the sales agreement upon proper notice to the other party.

Neither we nor the Designated Agent will undertake any act, advertisement, solicitation, conduct or negotiation directly or indirectly in furtherance of the sale of our common shares in Canada, undertake an offer or sale of any of our common shares to a person that it knows or has reason to believe is in Canada or has been pre-arranged with a buyer in Canada, or to any person who it knows or has reason to believe is acting on behalf of persons in Canada, or to any person whom it knows or has reason to believe intends to reoffer, resell or deliver our common shares to any persons in Canada or acting on behalf of persons in Canada.

Settlement for sales of common stock will occur on the second trading day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Designated Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Designated Agent in cash, upon each sale of our common shares pursuant to the sales agreement, a commission equal to 2.70% of the gross proceeds from each sale of our common shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we have agreed to reimburse the Agents for the filing fees and associated legal expenses of the Agents’ legal counsel for filings with the FINRA Corporate Financing Department, as well as the reasonable fees and disbursements of their legal counsel incurred in connection with entering into the transactions contemplated by the sales agreement, in an aggregate amount not to exceed $25,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Designated Agent(s) under the sales agreement, will be approximately $80,000. We will report at least quarterly the number of shares of common stock sold through the Designated Agent(s) under the sales agreement, the net proceeds to us and the compensation paid by us to the Designated Agent in connection with the sales of common shares.

In connection with the sales of common shares on our behalf, the Designated Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Designated Agent will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all our common shares provided for in this prospectus supplement, or (ii) termination of the sales agreement, as permitted therein.

The Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the sales agreement with the SEC on a Form 6-K.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

The transfer agent for our common shares to be issued in this offering is VStock Transfer, LLC.

Our common shares are traded on the Nasdaq Capital Market under the symbol “SOLO.”

Indemnification

We have agreed to indemnify the Agents against liabilities under the Securities Act. We have also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Agents, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Agents’ website and any information contained in any other website maintained by the Agents is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the sales agreement. A copy of the sales agreement was filed as an exhibit to our report on Form 6-K that was filed with the SEC on September 30, 2021, and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See the section titled “Where You Can Find More Information” on page S-30 herein.

Regulation M Restrictions

The Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the Agents would be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the Agents:

•	must not engage in any stabilization activity in connection with our common shares; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our common shares, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the Agents and any selling group members may engage in passive market making transactions in our common shares on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the Agents and their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the Agents and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Agents and their affiliates may at any time hold long or short positions in such securities or loans.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the Agents fees, that we expect to incur in connection with this offering, which excludes fees and expenses paid in connection with getting the registration statement under which this offering is being made (no. 333-257292) effective. All amounts are estimates.

Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$15,000
Printing and Engraving Expenses	$5,000
Miscellaneous Expenses	$10,000
Total Expenses	$80,000

Under the sales agreement, we will pay the Designated Agent in cash, upon each sale of our common shares, a commission equal to 2.70% of the gross proceeds from each sale of our common shares. In addition to the cash fee, we have agreed to reimburse the Agents for the filing fees and associated legal expenses of the Agents’ legal counsel for filings with the FINRA Corporate Financing Department, as well as the reasonable fees and disbursements of their legal counsel incurred in connection with entering into the transactions contemplated by the sales agreement not to exceed $25,000.

LEGAL MATTERS

McMillan LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the securities offered hereby has been opined to by McMillan LLP, also acting as our Canadian counsel. The current address of McMillan LLP is Royal Centre, 1055 West Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

Goodwin Procter LLP, New York, New York, is acting as counsel to the Agents. Their current address is 620 Eighth Avenue, New York, New York, U.S.A., 10018.

EXPERTS

The financial statements of Electrameccanica as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 incorporated by reference in the accompanying prospectus have been so included in reliance on the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2020 financial statements refers to a change in presentation currency from Canadian dollars to US dollars and a change in the accounting policies for leases on the adoption of IFRS 16 - Leases. KPMG LLP has offices at 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K3.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, including any amendments, filed with the SEC on March 23, 2021;

•	our Quarterly Reports included as exhibits 99.1 to our Reports of Foreign Private Issuer on Form 6-K for our fiscal quarters ended March 31, 2021 and June 30, 2021 that were filed with the SEC on May 13, 2021 and August 11, 2021, respectively;

•	our Reports of Foreign Private Issuer on Form 6-Ks that we furnished to the SEC on each of January 5, 2021, January 15, 2021, February 2, 2021, February 8, 2021, February 17, 2021, March 16, 2021, March 24, 2021, April 13, 2021, May 12, 2021, May 13, 2021, May 14, 2021, June 15, 2021, July 14, 2021, August 6, 2021, August 11, 2021, August 13, 2021, August 17, 2021, August 24, 2021, August 27, 2021, September 1, 2021, September 3, 2021, September 16, 2021, September 24, 2021, September 24, 2021, September 28, 2021 and September 29, 2021;

•	the documents and reports set out in the section entitled “Incorporation by Reference” in the prospectus;

•	the documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the prospectus and this prospectus supplement;

•	other documents and reports furnished by us to the SEC on Form 6-K subsequent to the date of the prospectus, but only to the extent specifically set forth in such Form 6-K;

•	all documents and reports filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934; and

•	any other documents and reports furnished by us to the SEC on Form 6-K after the date of this prospectus supplement and prior to the termination of the offering, but only to the extent specifically set forth in such Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary, at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4, or by calling 1-604-428-7656.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the common shares offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

PROSPECTUS

ELECTRAMECCANICA VEHICLES CORP.

$750,000,000

Common Shares

Preferred Shares

Warrants

Units

We may offer, from time to time, in one or more offerings, common shares, preferred shares, warrants or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $750,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” herein.

Our common shares are traded on the Nasdaq Capital Market under the symbol “SOLO” and our warrants issued pursuant to a registration statement on Form F-1 (No. 333-222814) (the “Registered Warrants”) are traded on the Nasdaq Capital Market under the symbol “SOLOW”. On June 21, 2021, the closing price of our common shares and Registered Warrants as reported by the Nasdaq Capital Market was $4.27 per common share and $2.19 per Registered Warrant, respectively. As of June 21, 2021, the aggregate market value of our outstanding common shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $4.27 was approximately $442,783,914 based on 112,990,024 outstanding common shares, of which approximately 103,696,467 common shares were held by non-affiliates.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. See “Implications of Being an Emerging Growth Company” herein.

Unless otherwise specified in an applicable prospectus supplement, our preferred shares, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under “Risk Factors” herein.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 30, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $750,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution” herein.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information” herein.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to:

•	the term(s) “we”, “us”, “our”, “Company”, “our company”, “Electrameccanica” and “our business” refer to Electrameccanica Vehicles Corp., either alone or together with our subsidiaries as the context requires;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Securities Act” refers to the Securities Act of 1933, as amended;

•	“FINRA” refers to the Financial Industry Regulatory Authority;

•	“Nasdaq” refers to the Nasdaq Capital Market;

•	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

•	“prospectus” includes this document and any information incorporated herein by reference.

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. Our accounts and our financial statements are maintained and presented in United States dollars and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to “CAD dollars”, “CAD”, or to “CAD$” are to Canadian dollars.

ABOUT THE COMPANY

General

We are a development-stage electric vehicle, or “EV”, manufacturer company located in Vancouver, British Columbia, Canada. Our initial product line targets urban commuters, commercial fleets/deliveries and shared mobility seeking to commute in an efficient, cost-effective and environmentally friendly manner.

Our first flagship EV is the “SOLO”, a single seat vehicle, of which we have built 64 prototype vehicles in-house as of June 21, 2021and 60 pre-production vehicles with our manufacturing partner, Chongqing Zongshen Automobile Industry Co., Ltd. (“Zongshen”). We have used some of these pre-mass production vehicles as prototypes and for certification purposes, have delivered some to customers and have used others as test drive models in our showroom. We believe our schedule to mass produce EVs, combined with our subsidiary, Intermeccanica International Inc.’s (“Intermeccanica”), 62-year history of automotive design, manufacturing and deliveries of motor vehicles to customers, significantly differentiates us from other early and development stage EV companies.

We launched commercial production of our SOLO on August 26, 2020. For the quarter ended March 31, 2021, we have produced 23 SOLOs for a total of 53 SOLOs since we launched production. We currently have 19 retail stores located in California, Arizona, Oregon, Washington and Colorado. Deliveries will be made to key markets along the U.S. west coast as the Company continues to expand. The Company has targeted sometime in 2021 for initial deliveries to customers.

On September 16, 2020, we announced plans to produce an alternative “utility and fleet” version of our flagship SOLO EV.

To support our production, we have entered into a “Manufacturing Agreement” with Zongshen, acting through its wholly-owned subsidiary. Zongshen is an affiliate of Zongshen Power Machinery Co., Ltd., a large-scale scientific and technical enterprise which designs, develops, manufactures and sells a diverse range of motorcycles and motorcycle engines in China. Zongshen has previously purchased common shares and warrants to purchase common shares from us, and beneficially owns approximately 2.4% of our common shares.

On March 16, 2021, we announced that we had selected Mesa, Arizona, as the site for the establishment of our U.S. based assembly facility and engineering technical center. On May 12, 2021, we celebrated the official groundbreaking of the assembly facility and engineering technical center. The intended 235,000 square foot facility is to be located on 18 acres of land adjacent to the Phoenix-Mesa Gateway airport. The building is expected to include an assembly and manufacturing plant, a research center, 22,000 square feet of office space and 19,000 square feet of lab space. In this respect we plan to use an asset-light model in the facility’s development, whereby the building will be leased from the land owner and developer. The building is being designed by the architectural firm, Ware Malcomb, and is being engineered by Hunter Engineering with Willmeng Construction acting as the facility’s general contractor. When operational, it is expected that facility will have a production capacity of up to 20,000 vehicles per year and employ upwards of 200 to 500 people. The current completion date is targeted for some time during 2022.

We have another EV candidate in early design development stage, the “Tofino”, an all-electric, two-seater roadster.

We have devoted substantial resources to create an affordable EV which brings significant performance and value to our customers. To this end, we envision the SOLO carrying a manufacturer’s suggested retail price of $18,500, prior to any surcharge to cover tariffs (discussed below), and being powered by a high-performance electric rear drive motor which enables the SOLO to achieve:

•	a top speed of 80 mph and an attainable cruise speed of 68 mph resulting from its lightweight aerospace composite chassis;

•	acceleration from 0 mph to 60 mph in approximately ten seconds; and

•	a range of up to 100 miles generated from a lithium-ion battery system that requires up to four hours of charging time on a 220-volt charging station (up to eight hours from a 110-volt outlet) that utilizes approximately 8.64 kW/h..

Unique to Canada, the SOLO is under the three-wheeled vehicle category and is subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations. See “Government Regulation” herein.

For sale into the United States, we and our vehicles must meet the applicable provisions of the U.S. Code of Federal Regulations (“CFR”) Title 49 —Transportation. Since the U.S. regulations do not have a specific class for three-wheeled “autocycles”, the SOLO falls under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571. However, currently a motorcycle license is not required to drive them in all but the States of Alaska, Florida, New York and Massachusetts. Motorcycle helmets must be worn while operating in the States of New York and Massachusetts. Helmets are also required if the driver is under 18 years old in the States of Alaska, Montana, Colorado and New Hampshire. See “Government Regulation” herein.

Potential Impact of the COVID-19 Pandemic

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 11, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19.

Our manufacturing partner, Zongshen, reports that its operations have not been materially affected at this point, and with our partner Zongshen we have begun producing the SOLO for targeted deliveries to customers sometime in 2021. However, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our and Zongshen’s operations, and on the global economy as a whole. Government-imposed restrictions on travel and other “social-distancing” measures, such as restrictions on assemblies of groups of persons, have potential to disrupt supply chains for parts and sales channels for our products, and may result in labor shortages.

It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. We will continue to monitor the COVID-19 situation closely, and intend to follow health and safety guidelines as they evolve.

Potential Impact of Tariffs

An ongoing trade dispute between the United States and China could increase the proposed sales price of our products or decrease our profits, if any. In June 2018, the previous U.S. administration imposed tariffs on $34 billion of Chinese exports, including a 25% duty on cars built in China and shipped to the United States. Following the imposition of these tariffs, China imposed additional tariffs on U.S. goods manufactured in the United States and exported to China. Subsequently, the U.S. administration indicated that it may impose tariffs on up to US$500 billion of goods manufactured in China and imported into the United States. These tariffs may escalate a nascent trade war between China and the United States. This trade conflict could affect our business because we intend to mass produce the SOLO in China and our intended principal market is the west coast of North America. If a trade war were to escalate, or if tariffs were imposed on any of our products, we could be forced to increase the proposed sales price of such products or reduce the margins, if any, on such products.

Recently, U.S. Customs and Border Protection ruled that the SOLO has a classification under the Harmonized Tariff Schedule of the United States that applies to passenger vehicles for less than 10 people with only electric motors. The total applicable duty for this classification was recently raised to 27.5% (2.5% is a “most-favored-nation” tariff for this classification and 25% derives from this classification being on the China 301 List 1). As indicated above, we envision that the base purchase price for our SOLO will be approximately US$18,500. As the landscape for tariffs involving imports to the United States from the People’s Republic of China (the “PRC”) has been changing over the past year, and may change again, we have not determined how to adjust the base purchase price in the United States in response to the recent tariff increase.

On January 15, 2020, the United States and the PRC signed an Economic and Trade Agreement commonly referred to as the “Phase 1 Trade Agreement”, which came into force on February 14, 2020. Notwithstanding the coming into force of the Phase 1 Trade Agreement, the United States will maintain its tariffs on cars built in China and shipped to the United States.

Corporate Structure and Principal Executive Offices

We were incorporated on February 16, 2015 under the laws of British Columbia, Canada, and have a December 31st fiscal year end. As of June 21, 2021, we had 112,990,024 common shares outstanding.

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our telephone number is (604) 428-7656. Our website address is www.electrameccanica.com. Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

We have five subsidiaries: Intermeccanica, a British Columbia, Canada, corporation; EMV Automotive USA Inc., a Nevada corporation; SOLO EV LLC, a Michigan limited liability company; ElectraMeccanica USA LLC, an Arizona limited liability company; and EMV Automotive Technology (Chongqing) Ltd., a People’s Republic of China corporation.

Additional information related to us is available on SEDAR at www.sedar.com and www.electrameccanica.com. We do not incorporate the contents of our website or of sedar.com into this prospectus or the Registration Statement. Information on our website does not constitute part of this prospectus or the Registration Statement.

Strategy

Our near-term goal is to commence and expand sales of the SOLO while continuing to develop our other EVs. We intend to achieve this goal by:

•	Began commercial production of the SOLO: Zongshen, our manufacturing partner, began production of the SOLO on August 26, 2020 with targeted deliveries to customers during 2021;

•	Increasing orders for our EVs: We have an online reservation system which allows a potential customer to reserve a SOLO by paying a refundable $250 deposit and a Tofino by paying a refundable CAD$1,000 deposit. Once reserved, the potential customer is allocated a reservation number and, although we cannot guarantee that such pre-orders will become binding and result in sales, we intend to fulfill the reservations as the respective vehicles are produced. We maintain certain refundable deposits from various individuals for SOLOs and Tofinos;

•	Having sales and services supported by local corporate stores: We will monitor all cars in real time via telematics which provides early warning of potential maintenance issues; and

•	Expanding our product offering: In parallel with the production and sale of the SOLO, we aim to continue the development of our other proposed products, including the Tofino, a two-seater sports car in the expected price range of $50,000 to $60,000.

We have achieved our pre-order book through an online “direct sales to customers and corporate sales” platform, as well as a showroom at our headquarters in Vancouver, British Columbia, Canada. Additionally, we have a service and distribution center in Studio City, California. We plan on expanding the corporate retail stores model and will be opening retail stores in key urban areas. We currently have 19 retail stores located in California, Arizona, Oregon, Washington and Colorado.

We will continue to identify other retail targets in additional regions. The establishment of stores will depend on regional demand, available candidates and local regulations. Our vehicles will initially be available directly from us. We plan to only establish and operate corporate stores in those states in the United States that do not restrict or prohibit certain retail sales models by vehicle manufacturers.

Marketing and Sales Plan

We recognize that marketing efforts must be focused on customer education and establishing brand presence and visibility which is expected to allow our vehicles to gain traction and subsequently gain increases in orders. Our marketing and promotional efforts emphasize the SOLO’s image as an efficient, clean and attainable EV for the masses to commute on a daily basis, for commercial fleets/deliveries and for shared mobility.

A key point to the marketing plan is to target metropolitan areas with high population density, expensive real estate, high commuter traffic load and pollution levels which are becoming an enormous concern. Accordingly, our management has identified California, Washington, Oregon, Arizona, Colorado and Southern Florida as areas with cities that fit the aforementioned criteria, and we have plans to seek out suitable locations for additional stores there.

We plan to develop a marketing strategy that will generate interest and media buzz based on the SOLO’s selling points. Key aspects of our marketing plan include:

•	Digital marketing: Organic engagement and paid digital marketing media with engaging posts aimed to educate the public about EVs and develop interest in our SOLO;

•	Earned media: We have already received press coverage from several traditional media sources and expect these features and news stories to continue as we embark on our commercial launch;

•	Investor Relations/Press Releases: Our in-house investor relations team will provide media releases/kits for updates and news on our progress;

•	Industry shows and events: We displayed the SOLO at the Vancouver International Autoshow in March 2017, the Consumer Electronics Show in Las Vegas in January 2018 and the Vancouver International Autoshow in March 2018 and 2019. Promotional merchandise giveaways are expected to enhance and further solidify our branding in consumer minds. In October 2020 we hosted the “First Look & Drive” media event in Santa Monica, California, and during March 2021 we showcased the SOLO at Barrett Jackson in Scottsdale, Arizona. Computer stations and payment processing software will be readily on hand at such events to accept SOLO reservations; and

•	First-hand experience: Test-drives and/or public viewings are available at our existing stores in the Vancouver downtown core, Arizona, California, Oregon and soon in Colorado and Washington.

We anticipate that our marketing strategy and tactics will evolve over time as our SOLO gains momentum and we identify appropriate channels and media that align with our long-term objectives. In all of our efforts we plan to focus on the features that differentiate our SOLO from the existing EVs in the market.

SOLO

We created the SOLO’s first prototype in September of 2016. Since the completion of the prototype, our engineers and designers have devoted significant efforts to provide the SOLO with an appealing design and have engaged in proprietary research and development leading to a high-performance electric rear drive motor.

The SOLO has a suggested retail purchase price of $18,500 and features a lightweight chassis to allow for a top speed of 80/mph, an attainable cruise speed of 68/mph and is able to go from 0/mph to 60/mph in approximately 10 seconds. Our SOLO features a lithium-ion battery system that requires only up to four hours of charging time on a 220-volt charging station or up to eight hours from a 110-volt outlet. The lithium battery system utilizes approximately 8.64 kW/h for up to 100 miles in range. We will be offering a warranty package for two years for the SOLO and potentially two to five years for the battery. Standard equipment in the SOLO includes, but is not limited to the following:

•	LCD Digital Instrument Cluster;

•	Power Windows, Power Steering and Power Brakes;

•	AM/FM Stereo with Bluetooth/CD/USB;

•	Rear view backup camera;

•	Air conditioning;

•	Heated seats;

•	Heater and defogger; and

•	Keyless remote entry.

SOLO Utility

In September 2020 we announced our plans to produce an alternative “utility and fleet” version of our flagship SOLO EV, however, at this time we do not know when such will become available. This modified vehicle is being developed based on direct input from potential commercial and fleet partners and will be equipped with a stylish and functional cargo “cap”, offering additional capacity and versatility to suit a variety of different, single-occupant commercial and utility fleet applications. Our engineers and designers have devoted efforts to provide the “SOLO Utility” with an appealing design and have engaged in proprietary research and development leading to a high-performance electric rear drive motor.

The SOLO Utility is expected to have the similar features as the SOLO; however, we anticipate that there will be some additional fleet technology and features that the customer would be able to add to the SOLO Utility. In addition, the terms of any warranty for the SOLO Utility have not been determined at this time.

The Tofino

We announced on March 28, 2017, at the Vancouver International Auto Show, that we intended to build the Tofino; an all-electric, two-seater roadster representing an evolution of the Intermeccanica Roadster. We are designing the Tofino to be equipped with a high-performance, all-electric motor. The Tofino is still in early design stage development.

Sources and Availability of Raw Materials

We continue to source duplicate suppliers for all of our components and, in particular, we are currently sourcing our lithium batteries from Panasonic, Samsung and LT Chem. Lithium is subject to commodity price volatility which is not under our control and could have a significant impact on the price of lithium batteries.

At present we are subject to the supply of our chassis from one supplier for the production of the SOLO. We are exploring additional suppliers of the chassis to mitigate the risk of depending on only one supplier.

Patents and Licenses

We have filed patent and design applications for inventions and designs that our legal counsel deems necessary to protect our products. We do not rely on any licenses from third-party vendors at this time.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this we rely on a combination of patent and design applications and registrations, trade secrets, including know-how, employee and third-party non-disclosure agreements, copyright, trademarks and other contractual rights to establish and protect our proprietary rights in our technology and other intellectual property. As at June 21, 2021, we have 14 issued design registrations, 16 pending invention patent applications, two allowed invention patent applications and one granted invention patent in specific countries which we consider core to our business in a broad range of areas related to the design of the SOLO and its powertrain. Additionally, and pursuant to our Manufacturing Agreement with Zongshen, an agreement has been completed pursuant to which legal title has transferred for 24 pending Chinese design applications and six granted Chinese design registrations from Chongqing Zongshen Institute of Innovation and Technology Co., Ltd. to EMV Automotive Technology (Chongqing) Inc., our wholly-owned subsidiary. We intend to continue to file additional patent and design applications with respect to our technology and designs. Examination is proceeding with our pending patent applications, but it is not yet clear whether these applications will result in the issuance of patents or whether the examination process will require us to narrow our claims such that, even if patents are granted, they might not provide us with adequate protection.

Trademarks

We have recently revised our Brand Guidelines, removing the space between “ELECTRA” and “MECCANICA”, such that, with the next generation SOLO vehicle we will operate under the trademark “ELECTRAMECCANICA SOLO.” Now that the Brand Guidelines have been used on SOLO vehicles placed into U.S. commerce, we have filed applications for registration of ElectraMeccanica, SOLO and the stylized design of: ELECTRA MECCANICA (with the “ELECTRA” above the “MECCANICA” as it appears on the side of the SOLO vehicle). Those U.S. trademark applications are pending.

We will continue to maintain the mark “ELECTRA MECCANICA SOLO” which is registered in Canada, China, the European Union and Japan, and which is the subject of pending applications in the United States. We have also registered the trademark “ELECTRA MECCANICA TOFINO” in Canada, Japan, the European Union and China, and we have applied to register the trademark in the United States.

We have filed “intent-to-use” trademark applications in the United States for ELECTRAMECCANICA RETRO E, SOLO SHARE, SOLO SHARE PODS, SOLO SHARING PODS, SOLO SHARING and SOLO ECOSYSTEM. These applications are pending with the U.S. Patent and Trademark Office.

We have additional trademark registrations and pending applications for trademarks (other than those noted above) in Canada, China, Japan, the United States and the European Union. As of June 21, 2021, there is one pending application in Canada, three pending applications in China and ten pending applications in the United States. There is also an additional registration in each of the European Union, China and Japan for the trademark “MONSTERRA”. We also own six registrations in each of the European Union and Japan and we own 41 registrations in China.

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Industry Overview

Investment in clean technology has been trending upwards for several years as nations, governments and societies overall become more aware of the damaging effects that pollution and greenhouse gas emissions have on the environment. In an attempt to prevent and/or slow-down these damaging effects and create a more sustainable environment, consumers have taken to exploring and purchasing clean technology while nations and government agencies have undertaken programs to reduce greenhouse gas emissions, contribute funding into research and development in clean technology and offer incentives/rebates for clean technology investments by businesses and consumers. EVs are a growing segment of this clean technology movement.

EV is a broad term for vehicles that do not solely operate on gas or diesel. Within this alternative vehicle group there are sub-categories of alternative vehicles that utilize different innovative technologies such as: (i) battery electric vehicles (“BEV”s); (ii) fuel-cell electric vehicles (“FCV”s) and (iii) plug-in hybrid electric vehicles (“PHEV”s).

BEVs draw on power from battery management systems to power electric motors instead of from an internal combustion engine, a fuel cell or a fuel tank. The Nissan Leaf, Tesla Model S and our vehicles are BEVs.

FCVs typically utilize a hydrogen fuel cell that, along with oxygen from the air, converts chemical energy into electricity which powers the vehicle’s motor. Emissions from FCVs are water and heat, hence making FCVs true zero-emission vehicles. The Honda Clarity, Hyundai Tucson and Toyota Mirai are examples of FCVs.

PHEVs are the hybrid vehicles that have both an electric motor and an internal combustion engine. A PHEV can alternate between using electricity while in its all-electric range and relying on its gas-powered engine. The Chevrolet Volt and the Toyota Prius are examples of PHEVs.

The popularity of EVs have also been met with difficulties in charging convenience. There are far more gas stations available than public EV charging stations. The convenience and availability of public EV charging stations may prove to be an obstacle of mass adoption of EVs.

Consumers may be afraid that their EVs may run out of charge while they are out on the road and this fear is recognized by the public and has been popularized with the term “range anxiety”. Despite this fear, the distance travelled by most urban commuters is a lot lower than the typical range of an EV. Data from Statistics Canada’s National Household Survey in 2011 reported the average Canadian takes 25 minutes to commute to work.

There currently exists different categories of charging stations depending on the voltage they provide. EV owners can often charge at home on a regular 110-volt outlet which may take between 10 hours to 20 hours depending on the model and make of the EV. This type of outlet and charging is termed level 1 charging. Level 2 charging means the voltage at the charging station is typically around 240 volts and this type of outlet is usually available at public charging stations, shopping malls and big box retailer parking lots, and even located in certain residential hi-rises. Charging at a level 2 station typically cuts down the level 1 charge time in half and may require a small fee for the service which may vary depending on the provider and the location.

Global EV Market

EVs have been around for over 100 years but have only recently gained widespread adoption and public interest due to open discussions of greenhouse gas emission levels, government and international policies on climate change and pollution, increased literature on EVs, fluctuating fuel costs and improved battery management systems and EV range. In addition, the market for electric vehicles has experienced significant growth in recent years due to consumer demand for vehicles that achieve greater fuel efficiency and lower environmental emissions without sacrificing performance.

Traditional automotive manufacturers have entered into the EV market to capitalize on its growth. The majority of growth in the EV market has been led by the following EV models: the Nissan Leaf, the Honda Clarity (PHEV), the Toyota Prius (PHEV), the Tesla Model 3 and the Mitsubishi Outlander (PHEV). Four of the five models above are made by traditional automotive manufacturers, and the fifth is made by Tesla Motors, one of several manufacturers that are solely devoted to the manufacturing of EVs.

Oil was the predominant energy source in the transport sector, providing 92% of final energy over the past decade, down only two percentage points from 1973. Increased demand for transport for people and goods called for more oil use, which was accompanied by increased carbon dioxide (CO2) emissions. Today the transport sector is responsible for nearly one-quarter of global energy-related direct CO2 emissions and is a significant contributor to air pollution. Global and local objectives and commitments to improve climate and air quality underscore that the transport sector has a critical role to play.

Even with the ongoing dominance of oil products in transport, these drivers drove rapid change. Over the last decade momentum accelerated to deploy a range of powertrains and alternative fuels. The 2010s were ground breaking for the introduction of electric vehicles and to shape a promising nascent market. Electrification is a key technological strategy to reduce air pollution in densely populated areas and a promising option to contribute to countries’ energy diversification and greenhouse gas (“GHG”) emissions reduction objectives. Electric vehicle benefits include zero tailpipe emissions, better efficiency than internal combustion engine vehicles and large potential for GHG emissions reduction when coupled with a low-carbon electricity sector.

Figure 1.1 Global electric car stock, 2010-19

8
7
6
5
4
3
2
1
0
Electric car stock (millions)
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
Other PHEV
Other BEV
US PHEV
US BEV
Europe PHEV
Europe BEV
China PHEV
China BEV
World BEV

IEA 2020. All rights reserved.

Notes: PHEV = plug-in hybrid electric vehicle; BEV = battery electric vehicle. Other includes: Australia, Brazil, Canada, Chile, India, Japan, Korea, Malaysia, Mexico, New Zealand, South Africa and Thailand. Europe includes: Austria, Belgium, Bulgaria, Croatia, Cyprus,[5,6] Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey and United Kingdom.

Sources: IEA analysis based on country submissions, complemented by ACEA (2020); EAFO (2020c); EV-Volumes (2020); Marklines (2020); OICA (2020); CAAM (2020).

In 2019, the global electric car stock reached 7.2 million units. Over the five-year period (2014-19), the annual average increase was 60%.

Prospects for Electric Mobility Deployment to 2030

Below is an outlook for electrification of road transport to 2030. It considers deployment of electric vehicles and charging infrastructure, battery capacity and related materials demand as well as the implications for energy demand and GHG emissions.

The projections in this analysis rely on the gross domestic product (“GDP”) assumptions in the World Energy Outlook 2019 (IEA, 2019) as at the time of writing there was not yet an updated GDP projection. Given the economic disruption related to the Covid-19 crisis, the assumption in this outlook implies an economic recovery following the pandemic that leads to a similar level of economic activity over the next few years as was previously estimated, which means a relatively speedy global recovery. The analysis also assumes that policy targets that were in place by end-2019 for transport in general and EVs in particular remain in the context of the Covid-19 pandemic and its economic repercussions.

The global EV stock (excluding two/three-wheelers) expands from around 8 million in 2019 to 50 million by 2025 and close to 140 million vehicles by 2030, corresponding to an annual average growth rate close to 30%. Thanks to this continuous increase in sales share, EVs are expected to account for about 7% of the global vehicle fleet by 2030. EV sales reach almost 14 million in 2025 and 25 million vehicles in 2030, representing 10% and 16%, respectively, of all road vehicle sales.

North American EV Market

Our primary market is North America, with a focus on the west coast of the United States – especially California. As of December 2019, cumulative registrations of plug-in electric passenger cars totaled 668,827 units, making California the leading plug-in market in the U.S. While the state represents about 10% of nationwide new car sales, California has accounted for almost half of cumulative plug-in sales in the American market. Plug-in electric cars represented about 0.5% of the passenger fleet on California's roads by September 2015.

Until December 2014, California not only had more plug-in electric vehicles than any other American state but also more than any other country in the world. In 2015 only two countries, Norway (22.4%) and the Netherlands (9.7%), achieved a higher plug-in market share than California. Sales of plug-in electric cars in the state passed the 200,000 unit milestone in March 2016. By November 2016, with about 250,000 plug-in cars sold in the state since 2010, China was the only country market that exceeded California in cumulative plug-in electric car sales. Cumulative plug-in car registrations achieved the 500,000 unit milestone by the end of November 2018.

Annual sales of plug-in electric passenger cars
in the United States and California - (2010-2019)
California PEV sales
U.S. PEV sales
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
397
345
6,964
17,821
20,093
53,392
42,545
96,602
59,485
123,347
62,217
114,248
75,074
157,181
98,540
194,479
157,648
361,307
145,864
329,528
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

Annual registrations of plug-in electric vehicles in California increased from 6,964 units in 2011 to 20,093 in 2012, and reached 42,545 units in 2013. In 2014, California's plug-in car market share reached 3.2% of total new car sales in the state, up from 2.5% in 2013, while the national plug-in market share in 2014 was 0.71%. The state's plug-in market share fell to 3.1% in 2015, with the plug-in hybrid segment dropping from 1.6% in 2014 to 1.4%, while the all-electric segment increased to 1.7% from 1.6% in 2014. Still, California's market share was 4.7 times higher than the U.S. market (0.66%), and registrations of plug-in electric cars in the state in 2015 represented 54.5% of total plug-in car sales in the U.S. that year.

California's plug-in car market share rose to 3.5% of new car sales in 2016, while the U.S. take-rate was 0.90%. In 2017, California's plug-in market share reached 4.8%, while the national share was 1.13%. Also, in 2017, the state's plug-in segment market share surpassed the take-rate of conventional hybrids (4.6%) for the first time.

The plug-in market share rose to 7.8% in 2018, again ahead of conventional hybrids (4.2%), with the all-electric segment reaching for the first time a higher share than conventional hybrids. In addition, the combined market share of pure electrics and plug-in hybrids surpassed the maximum share ever achieved by conventional hybrids by 6.9% in 2013. The electrified segment attained a record 11.9% market share, passing the 10% mark for the first time. The combined take-rate of plug-in cars in California slightly declined to 7.7% in 2019, while the market share of conventional hybrids rose to 5.5% from 4.2% in 2018. While the share of all electric cars rose to 5.3%, the rate of plug-in hybrids fell to 2.4% from 3.1% in 2018.

The following table presents annual registrations and market share of new car sales for all-electric and plug-in hybrids sold in California between 2010 and 2019.

Data Sources: International Energy Agency, Wikipedia, Alliance of Automobile Manufacturers; National Automobile Dealers Association, California Energy Commission

Chart: International Energy Agency, Wikipedia

Fleet and Urban Driving market

We designed the SOLO with a view to redefining SOLO mobility for fleets in terms of car share, deliveries and other mobility purposes; and for urban drivers who use a personal vehicle by cutting their commuting costs and reducing their environmental footprint. We believe that a substantial number of fleets and urban drivers will find the capacity of our EVs attractive in comparison to cars designed to carry more people. As cars designed to carry between four and eight people generally weigh substantially more than those that carry one or two people, they require more fuel or energy to operate. This significant mismatch between capacity and utilization leads to a significant excess of traffic and pollution and higher operating costs.

Although consumers may be afraid that their EVs may run out of charge while they are out on the road, the average U.S. one-way commute was only 27 minutes in 2018. The 100-mile range of our SOLO on a full charge would more than cover such a round-trip commute. [Data Source: United States Consensus Bureau]

Government Support

There has been a growing trend for governments as a matter of public policy to favor EVs. This has taken the form of initiatives aimed at improving transit, financial incentives for the purchase of EVs and financial incentives for the manufacture of EVs.

Initiatives to Improve Transit

Many localities try to reduce or regulate traffic, and particularly in places where there is high population density, chronic congestion, narrow roads and limited urban space. While these initiatives might be onerous to owners of traditional internal combustion engine vehicles, they often exempt or partially exclude EVs. These initiatives include various forms of congestion charging (which often exempt or provide discounts for EVs), priority lanes for high-occupancy vehicles and EVs, restrictions on new registrations of vehicles (excluding EVs) and subsidies for the installation of public charging stations for EVs.

Going further than restrictions on cars fueled by petrol or diesel, several European countries and cities are formulating programs that would actually ban them. Norway’s Minister for the Environment has expressed an indication that they expect to implement a ban on the sale of cars that are not EVs by 2025. President Macron of France has expressed an indication that they will eliminate the sale of cars with internal combustion engines in France by 2040, and city hall in Paris has expressed an indication calling for a ban on all cars with traditional combustion engines from its streets by 2030. In the United Kingdom the government has announced a strategy that calls for sales of new gas and diesel cars and vans to end by 2030.

Purchaser Incentives

To promote the purchase of EVs, many state and local governments offer financial incentives to purchasers. These incentives can take the form of rebates, tax credits or the elimination or reduction of sales tax. Financial incentives available in selected North American jurisdictions for the purchase of EVs are set out in the following table:

	U.S. Federal	California	New York	British Columbia	Ontario	Quebec
Tax credit	$7,500	-	-	-	-	-
Rebate	-	$2,500	$2,000	CAD$5,000	CAD$14,000	CAD$8,000

Although these financial incentives may not continue at this level or at all, we believe that our SOLO would currently qualify for these tax credits and rebates in the States of California and Oregon. As of March 12, 2020, we have passed the CARB test for the State of California, and are currently waiting for the $750 rebate and $1,500 credit to be posted on the Clean Vehicle Rebate Project website and a $2,500 rebate from the State of Oregon.

Several jurisdictions offer similar financial incentives for the purchase and installation of home charging stations for EVs.

Manufacturing Incentives

To promote the manufacture and development of EVs, many federal, state and local governments provide financial incentives to EV companies. These incentives can take the form of tax credits or grants. In 2020, we received CAD$187,421 in a Scientific Research and Experimental Development (“SR&ED”) grant and CAD$176,088 from the Innovation Assistance Program administered by the National Research Council. In 2019, we received CAD$797,002 in a SR&ED grant. In 2018, we received CAD$559,872 in a SR&ED grant and CAD$6,659 from Canada’s Industrial Research Assistance Program (“IRAP”) administered by the National Research Council. In 2017, we received CAD$149,273 from the IRAP and CAD$85,907 in a SR&ED grant. We will continue to apply for grants where we believe warranted.

Competitive Factors

The EV market is evolving and companies within it must be able to adapt without jeopardizing the timing, quality or quantity of their products. Other manufacturers have entered the electric vehicle market and we expect additional competitors to enter this market within the next several years. As they do, we expect that we will experience significant competition. With respect to the SOLO, we face strong competition from established automobile manufacturers, including manufacturers of EVs such as the Tesla Model 3, the Chevrolet Bolt and the Nissan Leaf.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do, and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do.

Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount; provided that the vehicles are financed through their affiliated financing company. We do not currently offer any form of direct financing on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage.

We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Our ability to successfully compete in our industry will be fundamental to our future success in the EV market and our market share. We might not be able to compete successfully in our market. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

We believe that our extensive managerial and automotive experience, production capability and unique product offering give us the ability to successfully operate in the EV market in a way that many of our competitors cannot. In particular, we believe that our competitive advantages include:

•	Extensive in-house development capabilities: Our acquisition of Intermeccanica in 2017 enables us to leverage Intermeccanica’s extensive 62 years of experience in vehicle design, manufacture, sales and customer support. Intermeccanica was founded in Turin, Italy, in 1959, as a speed parts provider and soon began producing in-house designed, complete vehicles like the Apollo GT, Italia, Murena, Indira and the Porsche 356 replica. Intermeccanica’s former owner, Henry Reisner, is our Executive Vice-President and one of our directors, and, together with his family, is the second largest shareholder in our Company. We have integrated Intermeccanica’s staff with the research and development team that we had prior to the acquisition to develop and enhance current and future model offerings;

•	In-house production capabilities: We have the ability to manufacture our own products on a non-commercial scale. As of June 21, 2021, we have produced 64 prototype SOLOs at our facilities in Vancouver, British Columbia, and 60 pre-production SOLOs with our manufacturing partner, Zongshen;

•	Commercial production of the SOLO commenced August 26, 2020: As at March 31, 2021, in accordance with our Manufacturing Agreement, Zongshen has produced a total of 60 pre-production vehicles and 53 production vehicles;

•	Unique product offering: The SOLO’s manufacturer suggested retail price of $18,500, prior to any surcharge for tariffs, is far below the retail price of EVs offered by those who we consider to be our principal competitors and, as a consequence, we believe that the SOLO compares favorably against them; and

•	Management expertise: We have selected our management with an eye towards providing us with the business and technical expertise needed to be successful. They include Paul Rivera, our President and Chief Executive Officer, Bal Bhullar, our Chief Financial Officer, Kevin Pavlov, our Chief Operating Officer, Henry Reisner, our Executive Vice-President and President of Intermeccanica, and Isaac Moss, our Chief Administrative Officer and Corporate Secretary. A number of these key employees and consultants have significant experience in the automobile manufacturing and technology industries. We have supplemented additional expertise by adding consultants and directors with corporate, accounting, legal and other strengths.

Government Regulation

As a vehicle manufacturer we are required to ensure that all vehicle production meets applicable safety and environmental standards. Issuance of the National Safety Mark (the “NSM”) by the Minister of Transport for Canada will be our authorization to manufacture vehicles in Canada for the Canadian market. Receipt of the NSM is contingent on us demonstrating that our vehicles are designed and manufactured to meet or exceed the applicable sections of the Canadian Motor Vehicle Safety Act (C.R.C. Chapter 1038) and that appropriate records are maintained. Unique to Canada, the SOLO is under the three-wheeled vehicle category and is subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations (“CMVSR”), which can be found at (http://laws-lois.justice.gc.ca/eng/regulations/C.R.C.,c.1038/section-sched3.html).

For sales into the United States, we and our vehicles must meet the applicable provisions of the U.S. Code of Federal Regulations (“CFR”) Title 49 — Transportation. This includes providing manufacture identification information (49 CFR Part 566), VIN-deciphering information (49 CFR Part 565),and certifying that our vehicles meet or exceeds the applicable sections of the Federal Motor Vehicle Safety Standards (40 CFR Part 571) and Environmental Protection Agency noise emission standards (40 CFR 205). Since the U.S. regulations do not have a specific class for three-wheeled “autocycles”, the SOLO falls under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571. However, currently a motorcycle license is not required to drive them in all but the States of Alaska, Florida, New York and Massachusetts. Motorcycle helmets must be worn while operating in the States of New York and Massachusetts. Helmets are also required if the driver is under 18 years old in the States of Alaska, Montana, Colorado and New Hampshire.

We certified the SOLO for compliance with the applicable U.S. requirements in the first quarter of 2018. Results from third party vehicle testing at a facility in Quebec, Canada, were used for this certification. We continue to use third party facilities for certification testing to ensure that any changes to the SOLO’s design continue to meet safety requirements. Compliance certification of the SOLO for Canada began in 2018.

Within the three-wheel vehicle classification in Canada, CMVSR Standard 305 sets out the regulation for prevention of injury to the occupant during and after a crash as related to the vehicle’s batteries. Under this standard, the security and integrity of electric drive system components and their isolation from the occupant are evaluated in the course of a frontal barrier crash test in accordance with Technical Standard Document No. 305. The equivalent U.S standard, FMVSS No. 305, is not applicable to the motorcycle category under the U.S. regulations.

Implications of Being a Foreign Private Issuer

We qualify as a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and Rule 3b-4 under the Exchange Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information (although we are subject to the requirement to make timely disclosure of material information under the Nasdaq Marketplace Rules).

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus that are available to foreign private issuers and not to U.S. companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act”. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until December 31, 2022 (being the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common shares under our registration statement on Form F-1 (SEC File No. 333-214067), as filed with the SEC under the Securities Act on October 12, 2016 and subsequently amended), or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1 billion of non-convertible debt over a three-year period.

Research and Development

We have allocated substantial resources in developing our first vehicles. We expended CAD$7,854,866 during the fiscal year ended December 31, 2020, and CAD$7,179,646 during the fiscal year ended December 31, 2019, on research and development costs which include labor and materials.

Intermeccanica Business

In October 2017, we acquired Intermeccanica. In addition to the manufacturing and design experience that the acquisition provided us, we acquired a business of custom car manufacturing. Intermeccanica, throughout its operating history, has built approximately 2,500 vehicles. We intend to continue the legacy business of Intermeccanica, but we do not envision that it will be central to our operations, or represent a material portion of our revenue if we develop our business as planned, or account for a material portion of our expenses.

Employees

As of June 21, 2021, we employed a total of 175 full-time and 16 part-time people. None of our employees are covered by a collective bargaining agreement.

The breakdown of full-time employees by main category of activity is as follows:

Activity	Number of Employees
Engineering/R&D	77
Sales & Marketing	81
General & Administration	12
Executives	5

Property, Plants and Equipment

We operate from our head office located in Vancouver, Canada. We do not own any real property. We have leased the following properties:

Location	Area (In square feet)	2020 Gross Monthly Rent		Lease Expiration Date	Use
Vancouver BC, Canada	7,235	$10,342	CAD	October 31, 2021	Head office
New Westminster BC, Canada	10,803	$11,220	CAD	July 31, 2022	Development office
Studio City, CA, USA	9,600	$30,766	US	August 31, 2021	Sales office
Santa Monica, CA, USA	300	$6,250	US	November 30, 2021	Retail kiosk
Sherman Oaks, CA, USA	298	$5,443	US	September 30, 2023	Retail kiosk
Portland, OR, USA	200	$10,000	US	December 31, 2020	Retail kiosk
Scottsdale Fashion Square, AZ, USA	200	$10,225	US	December 31, 2020	Retail kiosk
San Diego, CA, USA	180	$3,500	US	January 31, 2022	Retail kiosk
Brea, CA, USA	200	$5,909	US	April 19, 2021	Retail kiosk
Kierland Commons, Scottsdale, AZ, USA	200	$7,820	US	January 31, 2021	Retail kiosk
Glendale, AZ, USA	200	$6,549	US	November 14, 2021	Retail kiosk
Walnut Creek, CA, USA	200	$9,000	US	March 31, 2021	Retail kiosk
Santa Clara, CA, USA	300	$7,500	US	December 31, 2021	Retail kiosk

We believe that our current facilities are adequate to meet our ongoing needs and that, if we require additional space, we will be able to obtain additional facilities on commercially reasonable terms.

Legal Proceedings

We are not involved in, or aware of, any legal or administrative proceedings contemplated or threatened by any governmental authority or any other party that is likely to have a material adverse effect on our business. As of the date of this prospectus, no director, officer or affiliate is a party adverse to us in any legal proceeding, or has an adverse interest to us in any legal proceeding.

MATERIAL AGREEMENTS

The following summary of our material agreements, all of which have been previously filed with the SEC, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements. There are no material contracts, other than those contracts entered into in the ordinary course of business, currently in place or to which we or any member of our group is a party, from the two years immediately preceding the publication of this prospectus, except as follows:

SOLO Manufacturing Agreement

On October 2, 2017, we announced a Manufacturing Agreement with Zongshen to support the production of our SOLO all-electric vehicles. The production commenced on August 26, 2020, but deliveries to customers will be during 2021. Under the Manufacturing Agreement we agreed to reimburse Zongshen for: (i) the cost of the prototype tooling and molds estimated to be CAD$1.4 million, which was due on or before March 18, 2018 and which had been postponed to complete until the second quarter of 2019 due to Zongshen not then completing the prototype of the tooling and molds; and (ii) the mass production tooling and molds estimated to be CAD$4.3 million, which shall be payable 50% when Zongshen commences manufacturing the tooling and molds, 40% when Zongshen completes manufacturing the tooling and molds and 10% upon delivery to the Company of the first production vehicle. At December 31, 2020, the Company had completed the prototype tooling and molds with an actual cost of CAD$1.7 million, as inspected and assessed by the Company, most of the prototype tooling and molds will be used for the mass production and the Company has completed the mass production tooling and molds with an actual cost of CAD$6.2 million. The Company has paid 100% of prototype tooling and molds and 80% of the mass production tooling and molds.

RECENT DEVELOPMENTS

On March 27, 2020, we contracted with Stifel, Nicolaus & Company, Incorporated and Roth Capital Partners, LLC (“Roth”; and each, an “Agent”, and collectively, the “Agents”) to sell common shares of the Company (the “Shares”) having an aggregate offering price of up to $30,000,000 through the Agents (the “Sales Agreement”). On July 13, 2020, we and the Agents amended the Sales Agreement to increase the aggregate offering price to up to $59,500,000.

On December 23, 2020, we contracted with the Agents to sell Shares having an aggregate offering price of up to $100,000,000 through the Agents (the “December Sales Agreement”).

In accordance with the terms of the Sales Agreement and the December Sales Agreement, we may offer and sell Shares from time to time through the Agent selected by us (the “Designated Agent”), acting as sales agent or, with our consent, as principal. The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” (“ATM”) offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq or on any other existing trading market for the Shares, and, if expressly authorized by us, in negotiated transactions.

From March 30, 2020 to September 25, 2020, the Company issued 28,978,936 common shares pursuant to the ATM offering under the Sales Agreement for gross proceeds of $59,500,000, which completed the ATM offering.

In addition, on June 10, 2020, we entered into a Placement Agency Agreement with Roth pursuant to which Roth acted as the placement agent for us, on a commercially reasonable best efforts basis, in connection with the proposed placement of 10,000,000 common shares pursuant to a registered direct offering (the “Registered Direct Offering”). On the same date we entered into securities purchase agreements with accredited investors for the sale of 10,000,000 common shares at a price of $2.00 per share for aggregate proceeds of $20 million. The closing of the Registered Direct Offering took place on June 12, 2020.

During the year ended December 31, 2020, we issued the following common shares pursuant to the ATM offering as well as pursuant to the Registered Direct Offering:

Issuance of Shares	Number of Shares Issued	Cash Proceeds
ATM offerings	28,978,936	$79,824,390
Registered Direct Offering	10,000,000	$27,174,615
Share issuance costs		$(4,692,115)

On October 5, 2020, we filed a registration statement on Form S-8 to register 29,683,880 common shares, without par value, issuable directly by us under our 2020 Stock Incentive Plan or pursuant to the exercise of options that had been granted under our 2015 Stock Option Plan, which our 2020 Stock Incentive Plan supersedes and replaces our 2015 Stock Option Plan.

During the period from January 2, 2021 to June 21, 2021, we have issued: (i) 40,000 common shares upon the exercise of warrants by investors who participated in the November 9, 2018 registered offering and who received warrants in the concurrent private placement; (ii) 643 common shares upon the exercise of broker warrants by the brokers involved in the November 9, 2018 registered offering and which received broker warrants on a private placement basis; (iii) 2,193,574 common shares upon the exercise of warrants by investors in previous private placements; (iv) 1,080,552 common shares upon the exercise of stock options granted to eligible persons under our 2020 Stock Incentive Plan; and (v) 20,365,495 common shares pursuant to the ATM Offering under the December Sales Agreement.

RISK FACTORS

Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus and in the documents incorporated by reference herein, including the risks described in our Annual Report on Form 20-F and our Quarterly Reports filed on Form 6-K, before investing in our securities. We have identified the following material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this prospectus. These material risks and uncertainties should be carefully reviewed by our shareholders and any potential investors in evaluating the Company, our business and the market value of our common stock. Furthermore, any one of these material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Refer to “Cautionary Note Regarding Forward-Looking Statements” herein.

You should read this prospectus and the documents incorporated herein by reference to see if there are additional risks that have arisen since the date of this prospectus or are specific to the terms of an offering.

There is no assurance that we will be successful in preventing the material adverse effects that any one or more of the following material risks and uncertainties may cause on our business, prospects, financial condition and operating results, which may result in a significant decrease in the market price of our common stock. Furthermore, there is no assurance that these material risks and uncertainties represent a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us. You could lose all or a significant portion of your investment due to any one of these material risks and uncertainties.

Risks Related to our Business and Industry

We have limited cash on hand and we will require a significant amount of capital to carry out our proposed business plan to develop, manufacture, sell and service electric vehicles; there is no assurance that any amount raised will be sufficient to continue to fund operations of our Company.

We incurred a net loss and comprehensive loss of $180,664 and $188,523, respectively, during the three months ended March 31, 2021, and a net loss and comprehensive loss of $63,046,905 and $58,832,999, respectively, during the year ended December 31, 2020. Although we had a cash and cash equivalents and a working capital surplus of $260,365,630 and $270,835,789, respectively, as at March 31, 2021, and of $129,450,676 and $130,755,823, respectively, at December 31, 2020, we believe that we will need significant additional equity financing to continue operations, among other things:

•	we have begun the commercial production of our flagship vehicle, the SOLO, and we expect to incur significant ramp-up in costs and expenses through the launch of the vehicle;

•	we anticipate that the gross profit generated from the sale of the SOLO will not be sufficient to cover our operating expenses, and our achieving profitability will depend, in part, on our ability to materially reduce the bill of materials and per unit manufacturing cost of our products; and

•	we do not anticipate that we will be eligible to obtain bank loans, or other forms of debt financing on terms that would be acceptable to us.

We anticipate generating a significant loss for the next fiscal year.

We have minimal revenue and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. Even though we have recently launched the SOLO into commercial production, and even if we launch the Tofino or other intended EVs, they might not become commercially successful. If we are to ever achieve profitability, we must have a successful commercial introduction and acceptance of our vehicles, which may not occur. We expect that our operating losses will increase substantially in 2021, and thereafter, and we also expect to continue to incur operating losses and to experience negative cash flows for the next several years.

We have a limited operating history and have generated minimal revenues.

Our limited operating history makes evaluating our business and future prospects difficult. We were formed in February 2015, and we have begun production but not the commercial delivery of our first electric vehicle. To date we have no revenues from the sale of electric vehicles as any amounts received from the sale of our pre-production electric vehicles were netted off against research and development costs as cost recovery and have had minimal revenue from the sale of non-electric custom cars. We intend to derive revenues from the sales of our SOLO vehicle, our Tofino vehicle and other intended EVs. The Tofino is still in the early design development stage, and the first commercially-produced SOLOs are targeted to be delivered to our customers sometime in 2021. Our vehicles require significant investment prior to commercial introduction and may never be successfully developed or commercially successful.

We have a history of operating losses and we expect our operating losses to accelerate and materially increase for the foreseeable future.

We generated net loss of $180,664 for the three months ended March 31, 2021, bringing our accumulated deficit to $110,507,823. Without a gain related to changes in the fair values of derivative liabilities of $8,672,615 we would have had a more significant net loss. Our loss before income taxes for the three months ended March 31, 2021 decreased to $180,664, as compared to $1,441,785 for the corresponding period in 2020. We anticipate generating a significant loss for the current fiscal year.

We have minimal revenue and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. We have begun the commercial production but not yet the delivery of our flagship vehicle, the SOLO, and we expect to incur significant additional costs and expenses through the launch of the vehicle. Even with the launch of the SOLO into commercial production, and even if we are able to launch the Tofino or other intended EVs, they might not become commercially successful. If we are to ever achieve profitability, we must have a successful commercial introduction and acceptance of our vehicles, which may not occur. We expect that our operating losses will increase substantially in 2021 and thereafter, and we also expect to continue to incur operating losses and to experience negative cash flows for the next several years.

We expect the rate at which we will incur losses to increase significantly in future periods from current levels as we:

•	design, develop and manufacture our vehicles and their components;

•	develop and equip our manufacturing facility;

•	build up inventories of parts and components for the SOLO, the Tofino and other intended EVs;

•	open Electrameccanica stores;

•	expand our design, development, maintenance and repair capabilities;

•	develop and increase our sales and marketing activities; and

•	develop and increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significantly greater than the losses we would incur if we developed the business more slowly. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in profits or even revenues, which would further increase our losses.

Our ability to achieve profitability will depend, in part, on our ability to materially reduce the bill of materials and per unit manufacturing cost of our products.

We anticipate that the gross profit generated from the sale of the SOLO will not be sufficient to cover our operating expenses. To achieve our operating and strategic goals while remaining competitive, we will, among other things, need to reduce the bill of materials and the per-unit manufacturing cost of the SOLO. We expect the primary factors to contribute to a reduced bill of materials and per unit manufacturing cost to include:

•	continued product development to make the SOLO easier and cheaper to mass produce commercially;

•	our ability to utilize less expensive suppliers and components that meet the requirements for the SOLO;

•	increasing the volume of components that we purchase in order to take advantage of volume-based pricing discounts;

•	improving assembly efficiency;

•	enhancing the automation of our strategic manufacturing partner’s facility to increase volume and reduce labor costs; and

•	increasing our volume to leverage manufacturing overhead costs.

Continued product development is subject to feasibility and engineering risks. Any increase in manufacturing volumes is dependent upon a corresponding increase in sales. The occurrence of one or more factors that negatively impact the manufacturing or sales of the SOLO, or reduce our manufacturing efficiency, may prevent us from achieving our desired reduction in manufacturing costs, which would negatively affect our operating results and may prevent us from attaining profitability.

We currently have negative operating cash flows, and if we are unable to generate positive operating cash flows in the future our viability as an operating business will be adversely affected.

We have made significant up-front investments in research and development, sales and marketing and general and administrative expenses to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, many of which are beyond our control. We might not generate sufficient revenues in the near future. Because we continue to incur such significant future expenditures for research and development, sales and marketing and general and administrative expenses, we may continue to experience negative cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses. An inability to generate positive cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses or raise additional capital on reasonable terms will adversely affect our viability as an operating business.

We may require additional capital to carry out our proposed business plan for the next 12 months if our cash on hand and revenues from the sale of our cars are not sufficient to cover our cash requirements.

If our cash on hand, revenue from the sale of our cars, if any, and cash received upon the exercise of outstanding warrants, if any are exercised, are not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of our equity securities, in either private placements or registered offerings and/or shareholder loans. If we are unsuccessful in raising enough funds through such capital-raising efforts we may review other financing possibilities such as bank loans. Financing might not be available to us or, if available, may not be available on terms that are acceptable to us.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

Terms of future financings may adversely impact your investment.

We may have to engage in common equity, debt or preferred stock financing in the future. Your rights and the value of your investment in our securities could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common shares. In addition, if we need to raise equity capital from the sale of common shares, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Common shares which we sell could be sold into any market which develops, which could adversely affect the market price.

Our future growth depends upon consumers’ willingness to adopt three-wheeled single-seat electric vehicles.

Our growth highly depends upon the adoption by consumers of, and we are subject to an elevated risk of, any reduced demand for alternative fuel vehicles in general and electric vehicles in particular. If the market for three-wheeled single seat electric vehicles does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and operating results will be negatively impacted. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

•	perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

•	perceptions about vehicle safety in general and, in particular, safety issues that may be attributed to the use of advanced technology, including vehicle electronics and braking systems;

•	the limited range over which electric vehicles may be driven on a single battery charge;

•	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

•	concerns about electric grid capacity and reliability, which could derail our efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

•	the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

•	improvements in the fuel economy of the internal combustion engine;

•	the availability of service for electric vehicles;

•	the environmental consciousness of consumers;

•	volatility in the cost of oil and gasoline;

•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

•	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and

•	perceptions about and the actual cost of alternative fuel.

The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.

The range of our electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase our vehicles.

The range of our electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their vehicle as well as the frequency with which they charge the battery of their vehicle can result in additional deterioration of the battery’s ability to hold a charge. We currently expect that our battery pack will retain approximately 85% of its ability to hold its initial charge after approximately 3,000 charge cycles and eight years, which will result in a decrease to the vehicle’s initial range. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase our vehicles, which may harm our ability to market and sell our vehicles.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology and, in particular, battery cell technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles. For example, we do not manufacture battery cells which makes us depend upon other suppliers of battery cell technology for our battery packs.

If we are unable to design, develop, market and sell new electric vehicles and services that address additional market opportunities, our business, prospects and operating results will suffer.

We may not be able to successfully develop new electric vehicles and services, address new market segments or develop a significantly broader customer base. To date, we have focused our business on the sale of the SOLO, a three-wheeled single seat electric vehicle, and have targeted mainly urban residents of modest means and fleets. We will need to address additional markets and expand our customer demographic to further grow our business. Our failure to address additional market opportunities would harm our business, financial condition, operating results and prospects.

Demand in the vehicle industry is highly volatile.

Volatility of demand in the vehicle industry may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up manufacturer, we will have fewer financial resources than more established vehicle manufacturers to withstand changes in the market and disruptions in demand.

We depend on a third-party for our near-term manufacturing needs.

In October 2017, we entered into a Manufacturing Agreement with Zongshen, a wholly-owned subsidiary of Zongshen Industrial Group Co. Ltd., an affiliate of Zongshen Power Machinery Co., Ltd., located in Chongqing, China. The delivery of SOLO vehicles to our future customers and the revenue derived therefrom depends on Zongshen’s ability to fulfil its obligations under that Manufacturing Agreement. Zongshen’s ability to fulfil its obligations is outside of our control and depends on a variety of factors, including Zongshen’s operations, Zongshen’s financial condition and geopolitical and economic risks that could affect China. Our Manufacturing Agreement with Zongshen provides that non-performance by either us or Zongshen shall be excused to the extent that such performance is rendered impossible by strike, fire, flood, earthquake or governmental acts, orders or restrictions; provided that either we or Zongshen, as applicable, use commercially reasonable efforts to mitigate the impact of such non-performance. Notwithstanding any such efforts, any such non-performance by either us or Zongshen shall be cause for termination of the Manufacturing Agreement by the other party if the non-performance continues for more than six months. The novel coronavirus (COVID-19) pandemic or measures taken by the Chinese government relating thereto may result in non-performance by Zongshen under our Manufacturing Agreement. If Zongshen is unable to fulfil its obligations or is only able to partially fulfil its obligations under our existing Manufacturing Agreement with them, or if Zongshen either voluntarily or is forced to terminate our agreement with them, either as a result of the coronavirus outbreak, the Chinese government’s measures relating thereto or otherwise, we will not be able to produce or sell our SOLO vehicle in the volumes anticipated and on the timetable that we anticipate, if at all.

The impact of the novel coronavirus (COVID-19) pandemic on the global economy and our operations remains uncertain, which could have a material adverse impact on our business, results of operations and financial condition and on the market price of our common shares.

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 11, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. Although our manufacturing partner, Zongshen, reports that its operations have not been materially affected at this point, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our and Zongshen’s operations (including, without limitation, staffing levels), supply chains for parts and sales channels for our products, and on the global economy as a whole. It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common shares.

We do not currently have all arrangements in place that are required to allow us to fully execute our business plan.

To sell our vehicles as envisioned we will need to enter into certain additional agreements and arrangements that are not currently in place. These include entering into agreements with distributors, arranging for the transportation of the commercially-produced SOLOs to be delivered pursuant to our Manufacturing Agreement with Zongshen and obtaining battery and other essential supplies in the quantities that we require. If we are unable to enter into such agreements, or are only able to do so on terms that are unfavorable to us, we may not be able to fully carry out our business plans.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of Paul Rivera, our President and Chief Executive Officer, Bal Bhullar, our Chief Financial Officer, Kevin Pavlov, our Chief Operating Officer, Henry Reisner, our Executive Vice-President and President of Intermeccanica, and Isaac Moss, our Chief Administrative Officer and Corporate Secretary. A number of these key employees and consultants have significant experience in the automobile manufacturing and technology industries. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire suitable replacements. We have obtained “key person” insurance on certain key personnel.

Since we have little experience in mass-producing electric vehicles, any delays or difficulties in transitioning from producing custom vehicles to mass-producing vehicles may have a material adverse effect on our business, prospects and operating results.

Our management team has experience in producing custom designed vehicles and is now switching focus to mass producing electric vehicles in a rapidly evolving and competitive market. If we are unable to implement our business plans in the timeframe estimated by management and successfully transition into a mass-producing electric vehicle manufacturing business, then our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on our Company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have the SOLO, the Tofino or any future model EV satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If we are unable to reduce and adequately control the costs associated with operating our business, including our costs of manufacturing, sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our electric vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted.

If our vehicles fail to perform as expected, our ability to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. While we have performed extensive internal testing, we currently have a very limited frame of reference by which to evaluate the performance of our SOLO in the hands of our customers and currently have no frame of reference by which to evaluate the performance of our vehicles after several years of customer driving. With the Tofino we are still in early design development phase, whereby the similar evaluations are further behind.

We have very limited experience servicing our vehicles. If we are unable to address the service and warranty requirements of our future customers our business will be materially and adversely affected.

If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we will provide our customers will have a direct impact on the success of our future vehicles. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.

We have very limited experience servicing our vehicles. We have begun production of the SOLO vehicles for targeted customer deliveries sometime during 2021. The total number of production SOLOs that we have produced as at March 31, 2021 is 53. The total number of SOLOs that we have produced as pre-production as of March 31, 2021 is 124 (64 from Canada and 60 from Zongshen). Throughout its history, our subsidiary, Intermeccanica, has produced approximately 2,500 cars, which include providing after sales support and servicing. We only have limited experience servicing the SOLO as a limited number of SOLOs have been produced. Servicing electric vehicles on a mass scale is different than servicing electric vehicles and vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques on a mass scale.

In addition, we presently expect that our warranty covering the SOLO will cover 24 months, however, the final details on such coverage have not yet been completed. Furthermore, the SOLO battery pack is potentially a two to five year warranty period, however, the final details on the exact warranty specifications is still being determined and is being developed in conjunction with our battery pack and cell suppliers.

We may not succeed in establishing, maintaining and strengthening the ElectraMeccanica brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the ElectraMeccanica brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high quality electric cars and maintenance and repair services, and we have very limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the ElectraMeccanica brand will also depend heavily on the success of our marketing efforts. To date we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses, including the need to use traditional media such as television, radio and print. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in Detroit, Japan and the European Union, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum, steel, carbon fiber and non-ferrous metals such as copper and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

•	the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

•	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

•	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business depends on the continued supply of battery cells for our vehicles. We do not currently have any agreements for the supply of batteries and depend upon the open market for their procurement. Any disruption in the supply of battery cells from our supplier could temporarily disrupt the planned production of our vehicles until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased electric vehicle prices. We might not be able to recoup increasing costs of raw materials by increasing vehicle prices. We have also already announced an estimated price for the base model of our SOLO, and the Tofino. However, any attempts to increase the announced or expected prices in response to increased raw material costs could be viewed negatively by our potential customers, result in cancellations of SOLO and Tofino reservations and could materially adversely affect our brand, image, business, prospects and operating results.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives that are offered to purchasers of EVs or persons installing home charging stations, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future in connection with the planned production of our vehicles. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

•	training new personnel;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, manufacturing, sales and service facilities;

•	implementing and enhancing administrative infrastructure, systems and processes;

•	addressing new markets; and

•	establishing international operations.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians, for our electric vehicles. Competition for individuals with experience in designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We have a Manufacturing Agreement with Zongshen to produce SOLO vehicles. Zongshen’s workforce is not currently unionized, though they may become so in the future or industrial stoppages could occur in the absence of a union. We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business, or that of Zongshen or our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results or financial condition. Additionally, if we expand our business to include full in-house manufacturing of our vehicles, our employees might join or form a labor union and we may be required to become a union signatory.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have limited field experience of our vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have a material adverse effect on our brand, business, prospects and operating results. We plan to maintain product liability insurance for all our vehicles on a claims-made basis, but any such insurance might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage or outside of our coverage may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.

The registration and enforcement of patents involves complex legal and factual questions and the breadth and effectiveness of patented claims is uncertain. We cannot be certain that we are the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford sufficient protection against someone creating competing products, or as a defensive portfolio against a competitor who claims that we are infringing its patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in the United States.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time we may receive communications from third parties that allege our products are covered by their patents or trademarks or other intellectual property rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights. If we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do things that include one or more of the following:

•	cease making, using, selling or offering to sell processes, goods or services that incorporate or use the third-party intellectual property;

•	pay substantial damages;

•	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

•	redesign our vehicles or other goods or services to avoid infringing the third-party intellectual property; or

•	establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of British Columbia, a substantial portion of our assets are in Canada and all of our executive officers and most of our directors reside outside the United States

We are organized pursuant to the laws of the Province of British Columbia under the Business Corporations Act (British Columbia), and our executive offices are located outside of the United States in Vancouver, British Columbia. Three of our five officers, our auditor and all but four of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and any experts named in this Quarterly Report who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts. As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Global economic conditions could materially adversely impact demand for our products and services.

Our operations and performance depend significantly on economic conditions. Uncertainty about global economic conditions could result in customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services and, accordingly, on our business, results of operations or financial condition.

We are vulnerable to an ongoing trade dispute between the United States and China.

An ongoing trade dispute between the United States and China could increase the proposed sales price of our products or decrease our profits, if any. In June 2018, the previous U.S. administration imposed tariffs on $34 billion of Chinese exports, including a 25% duty on cars built in China and shipped to the United States. Following the imposition of these tariffs, China has imposed additional tariffs on U.S. goods manufactured in the United States and exported to China. Subsequently, the U.S. administration indicated that it may impose tariffs on up to US$500 billion on goods manufactured in China and imported into the United States. These tariffs may escalate a nascent trade war between China and the United States. This trade conflict could affect our business because we intend to mass produce the SOLO in China and our intended principal market is the west coast of North America. If a trade war were to escalate, or if tariffs were imposed on any of our products, we could be forced to increase the proposed sales price of such products or reduce the margins, if any, on such products.

Recently, U.S. Customs and Border Protection ruled that the SOLO has a classification under the Harmonized Tariff Schedule of the United States that applies to passenger vehicles for less than 10 people with only electric motors. The total applicable duty for this classification was recently raised to 27.5% (2.5% is a “most-favored-nation” tariff for this classification and 25% derives from this classification being on the China 301 List 1). We envision that the suggested retail purchase price for our SOLO will be US$18,500. As the landscape for tariffs involving imports to the United States from the PRC has been changing over the past year and may change again, we have not determined how to adjust the purchase price in the United States in response to the recent tariff increase.

On January 15, 2020, the United States and the PRC signed the Phase 1 Trade Agreement which came into force on February 14, 2020. Notwithstanding the coming into force of the Phase 1 Trade Agreement, the United States will maintain its tariffs on cars built in China and shipped to the United States.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to you and us.

The legal system in the PRC is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various production services in the PRC. Zongshen, our manufacturing partner, is subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights or Zongshen may have to resort to administrative and court proceedings to fulfill its obligations under the Manufacturing Agreement. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we or Zongshen may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China, could materially and adversely affect our business and impede our ability to continue our operations.

Risks Related to Our Common Shares

Our executive officers and directors beneficially own a large controlling percentage of our common shares.

As of June 21 2021, our executive officers and directors beneficially owned, in the aggregate, approximately 15.82% of our common shares, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants, stock options, restricted stock units and deferred stock units which have vested. As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our Company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our common shares.

Our Notice of Articles authorize the issuance of an unlimited number of common shares and the issuance of preferred shares. Our Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common shareholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price, if one exists at the time, of our outstanding common shares. Given our lack of revenues, we will likely have to issue additional equity securities to obtain working capital we require for the next 12 months. Our efforts to fund our intended business plans will therefore result in dilution to our existing shareholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. As a result of such dilution, if you acquire common shares your proportionate ownership interest and voting power could be decreased. Furthermore, any such issuances could result in a change of control or a reduction in the market price for our common shares.

Additionally, we had 12,942,432 options and 12,414,628 warrants outstanding as of June 21, 2021. The exercise price of some of these options and warrants is below our current market price, and you could purchase shares in the market at a price in excess of the exercise price of our outstanding warrants or options. If the holders of these options and warrants elect to exercise them, your ownership position will be diluted and the per share value of the common shares you have or acquire could be diluted as well. As a result, the market value of our common shares could significantly decrease as well.

Issuances of our preferred stock may adversely affect the rights of the holders of our common shares and reduce the value of our common shares.

Our Notice of Articles authorize the issuance of an unlimited number of shares of preferred stock. Our Board of Directors has the authority to create one or more series of preferred stock and, without shareholder approval, issue shares of preferred stock with rights superior to the rights of the holders of common shares. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holder of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we currently have no plans to create any series of preferred stock and have no present plans to issue any shares of preferred stock, any creation and issuance of preferred stock in the future could adversely affect the rights of the holders of common shares and reduce the value of our common shares.

The market price of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares began trading on the Nasdaq Capital Market in August 2018, and before that it had been trading on the OTCQB starting in September 2017. The historical volume of trading has been low (within the past year, the fewest number of our shares that were traded on Nasdaq was 28,706 shares daily), and the share price has fluctuated significantly (since trading began on Nasdaq our closing price has been as low as $0.91 and as high as $10.81). The share price for our common shares could decline due to the impact of any of the following factors:

•	sales or potential sales of substantial amounts of our common shares;

•	announcements about us or about our competitors;

•	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

•	conditions in the automobile industry;

•	governmental regulation and legislation;

•	variations in our anticipated or actual operating results;

•	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

•	change in general economic trends; and

•	investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market for automobile companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares regardless of our actual operating performance.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common shares. There will therefore be fewer ways in which you are able to make a gain on your investment.

FINRA sales practice requirements may limit your ability to buy and sell our common shares, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our common shares, have an adverse effect on the market for our common shares and, thereby, depress their market prices.

Our common shares have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your common shares to raise money or otherwise desire to liquidate your shares.

From October 2017 until August 2018, our common shares were quoted on the OTCQB where they were “thinly-traded”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time was relatively small or non-existent. Since we listed on Nasdaq in August 2018, the volume of our common shares traded has increased, but that volume could decrease until we are thinly-traded again. That could occur due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our common shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our common shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our common shares may not develop or be sustained.

Volatility in our common shares or warrant price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share or warrant prices may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Our shareholders may not have access to certain information they may deem important and are accustomed to receive from U.S. reporting companies.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our common shares less attractive as a result, there may be a less active trading market for such securities and their market prices may be more volatile.

We incur significant costs as a result of being a public company, which costs will grow after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company”, as defined in the JOBS Act, and will remain an emerging growth company until the earlier of : (1) the last day of the fiscal year (a) following May 23, 2022, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. After we are no longer an emerging growth company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (and any prospectus supplement), including the documents incorporated by reference herein, contains statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, the number and timing of building pre-mass production vehicles, the projection of timing and delivery of SOLOs, or Tofinos, if developed, in the future, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: our ability to build pre-mass production vehicles and to begin production deliveries within certain timelines; our expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with our current expectations; production of SOLOs and Tofinos, if developed, meeting expectations and being consistent with estimates; equipment operating as anticipated; there being no material variations in the current regulatory environment; and our ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in this prospectus and documents incorporated herein by reference, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

•	general economic and business conditions, including changes in interest rates;

•	prices of other electric vehicles, costs associated with manufacturing electric vehicles and other economic conditions;

•	natural phenomena (including the current COVID-19 pandemic);

•	actions by government authorities, including changes in government regulation;

•	uncertainties associated with legal proceedings;

•	changes in the electric vehicle market;

•	future decisions by management in response to changing conditions;

•	our ability to execute prospective business plans;

•	misjudgments in the course of preparing forward-looking statements;

•	our ability to raise sufficient funds to carry out our proposed business plan;

•	consumers’ willingness to adopt three-wheeled single passenger electric vehicles;

•	declines in the range of our electric vehicles on a single charge over time may negatively influence potential customers’ decisions to purchase such vehicles;

•	developments in alternative technologies or improvements in the internal combustion engine;

•	inability to keep up with advances in electric vehicle technology;

•	inability to design, develop, market and sell new electric vehicles and services that address additional market opportunities;

•	dependency on certain key personnel and any inability to retain and attract qualified personnel;

•	inexperience in mass-producing electric vehicles;

•	inability to reduce and adequately control operating costs;

•	failure of our vehicles to perform as expected;

•	inexperience in servicing electric vehicles;

•	inability to succeed in establishing, maintaining and strengthening the ElectraMeccanica brand;

•	disruption of supply or shortage of raw materials;

•	the unavailability, reduction or elimination of government and economic incentives;

•	failure to manage future growth effectively; and

•	labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our Company or persons acting on our Company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

Unless indicated otherwise, financial information in this prospectus, including the documents incorporated by reference herein, has been prepared in accordance with International Financial Reporting Standards, which differs in some significant respects from generally accepted accounting principles in the United States, or U.S. GAAP, and thus this financial information may not be comparable to the financial statements of U.S. companies.

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. Our accounts and our financial statements are maintained and presented in United States dollars and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to “CAD dollars”, “CAD”, or to “CAD$” are to Canadian dollars.

The following table sets forth, for each period indicated, the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. Averages for year-end periods are calculated by using the exchange rates on the last day of each full month during the relevant period. These rates are based on the noon-buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements, pro forma financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

	Period End	Period Average Rate	High Rate	Low Rate
Year Ended
December 31, 2019	$1.2962	$1.3269	$1.3591	$1.2962
December 31, 2020	$1.2753	$1.3422	$1.4539	$1.2727

Month Ended
December 31, 2020	$1.2753	$1.2809	$1.2958	$1.2727
January 31, 2021	$1.2776	$1.2725	$1.2812	$1.2633
February 28, 2021	$1.2698	$1.2696	$1.2830	$1.2528
March 31, 2021	$1.2571	$1.2569	$1.2672	$1.2434
April 30, 2021	$1.2291	$1.2494	$1.2614	$1.2291
May 31, 2021	$1.2087	$1.2125	$1.2320	$1.2049

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures and working capital for general corporate and administrative purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time common shares, preferred shares, warrants to purchase common shares and units, or any combination thereof, up to an aggregate initial offering price of up to $750,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution” herein.

The common shares and Registered Warrants have been listed on Nasdaq under the symbol “SOLO” and “SOLOW” since August 9, 2018. Our common shares were traded previously on the OTC Market Group Inc.’s Venture Market (OTCQB) under the symbol “ECCTF” since September 2017.

The following tables sets forth, for the periods indicated, the high and low trading prices of the common shares as reported on Nasdaq prior to the filing of this prospectus.

Common Shares (symbol: “SOLO”)

	NASDAQ (U.S. Dollars)
Period	High	Low
Quarter ended
June 30, 2020	3.00	0.90
September 30, 2020	6.00	2.05
December 31, 2020	13.60	2.40
March 31, 2021	9.23	4.24

Last Nine Months
September 2020	2.95	2.34
October 2020	3.35	2.40
November 2020	13.60	2.73
December 2020	8.15	5.80
January 2021	9.21	6.26
February 2021	9.74	5.30
March 2021	6.54	4.24
April 2021	5.30	3.79
May 2021	4.18	2.97

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of March 31, 2021, the date of the most recent balance sheet included in our financial statements, there were 112,929,422 common shares issued and outstanding and 25,343,298 common shares issuable upon exercise of outstanding stock options and warrants. As of June 21, 2021, there were 112,990,024 common shares issued and outstanding and 25,357,060 common shares issuable upon exercise of outstanding stock options and warrants.

The holders of our common shares are entitled to vote at all meetings of shareholders, to receive dividends if, as and when declared by the directors and to participate pro rata in any distribution of property or assets upon our liquidation, winding-up or other dissolution. Our common shares carry no pre-emptive rights, conversion or exchange rights, redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring the holder of our common share to contribute additional capital and no restrictions on the issuance of additional securities by us. There are no restrictions on the repurchase or redemption of common shares by us except to the extent that any such repurchase or redemption would render us insolvent pursuant to the B.C. Business Corporations Act.

Preferred Shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up. We do not have any preferred shares outstanding as of the date of this prospectus.

Transfer Agent

Our stock transfer agent and warrant agent for our securities is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York, U.S.A., 11598, and its telephone number is (212) 828-8436.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of common shares. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless an applicable prospectus and\or prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of warrants;

•	the price at which the warrants will be offered;

•	the currency or currencies in which the warrants will be offered;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each warrant;

•	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the warrants;

•	whether we will issue fractional shares;

•	whether we have applied to list the warrants or the underlying shares on a stock exchange;

•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

•	whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	material US and Canadian federal income tax consequences of owning the warrants; and

•	any other material terms or conditions of the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada acquiring, owning and disposing of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries, or any other method pursuant to applicable law. Each prospectus supplement will set forth the terms of the offering or issue, including the name or names of any underwriters, agents or selling securityholders, the purchase price or prices of the securities, the proceeds to us from the sale of the securities and any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act and applicable Canadian provincial securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of our securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	81,825 .00
FINRA fee	US$	5,000 .00	(*)
Legal fees and expenses	US$	100,000 .00	(*)
Accounting fees and expenses	US$	25,000 .00	(*)
Printing fees and expenses	US$	5,000 .00	(*)
Miscellaneous	US$	5,000 ..00	(*)
Total	US$	221,825 .00	(*)

(*)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 23, 2021;

•	our Quarterly Report included as exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K for our fiscal quarter ended March 31, 2021, filed with the SEC on May 13, 2021; and

•	our Reports of Foreign Private Issuer on Form 6-Ks that we furnished to the SEC on each of January 5, 2021, January 15, 2021, February 2, 2021, February 8, 2021, February 17, 2021, March 16, 2021, March 24, 2021, April 13, 2021, May 12, 2021, May 12, 2021, May 13, 2021, May 14, 2021 and June 15, 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4 or by calling 1-604-428-7656.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of the Province of British Columbia, Canada pursuant to the B.C. Business Corporations Act and our executive offices are located outside of the United States in Vancouver, British Columbia. Three of four of our officers, our auditor and four of eight of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult to serve legal process within the United States upon us or any of these persons. It may also be difficult to enforce, both in and outside of the United States, judgments of U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2020 to the date of this prospectus, other than those changes that have been described in: our Annual Report on Form 20-F for our fiscal year ended December 31, 2020 that was filed with the SEC on March 13, 2021; our Quarterly Report included as exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K for our fiscal quarter ended March 31, 2021 that was filed with the SEC on May 13, 2021; our Reports of Foreign Private Issuer on Form 6-K that we furnished to the SEC on each of January 5, 2021, January 15, 2021, February 2, 2021, February 8, 2021, February 17, 2021, March 16, 2021, March 24, 2021, April 13, 2021, May 12, 2021, May 12, 2021, May 13, 2021, May 14, 2021 and June 15, 2021.

LEGAL MATTERS

McMillan LLP is acting as counsel to our company regarding Canadian and U.S. securities law matters. The current address of McMillan LLP is Royal Centre, 1055 W. Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 20-F as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in presentation currency from Canadian dollars to US dollars, and a change in the accounting policies for leases on the adoption of IFRS 16, Leases. KPMG LLP has offices at 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K3. Such consolidated financial statements are incorporated herein by reference.

ELECTRAMECCANICA VEHICLES CORP.

Up to $200,000,000 of Common Shares

PROSPECTUS SUPPLEMENT

Sales Agents

Stifel	Roth Capital Partners

September 30, 2021